As filed with the Securities and Exchange Commission on July 6, 1998
                                                      Registration No. 333-49843
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             SIEBERT FINANCIAL CORP.
             (Exact name of registrant as specified in its charter)

          New York                        6211                   11-1796714
      (State or other              (Primary Standard           (I.R.S. Employer
      jurisdiction of          Industrial Classification        Identification
incorporation or organization)        Code Number)                  Number)

                          885 Third Avenue, Suite 1720
                            New York, New York 10022
                                 (212) 644-2400
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                                     Copy to:
         Richard M. Feldman                     Sarah Hewitt, Esq.
       Siebert Financial Corp.     Brown Raysman Millstein Felder & Steiner, LLP
    885 Third Avenue, Suite 1720               120 West 45th Street
      New York, New York  10022              New York, New York  10036
           (212) 644-2400                         (212) 944-1515
(Name, address, including zip code,
  and telephone number, including
  area code, of agent for service)

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable following the effective date of this Registration Statement and the effective date of the Rights Offering described herein.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]______
  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]______
  If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]______

                                                  CALCULATION OF REGISTRATION FEE
=================================================================================================================================
                                                                                Proposed          Proposed
                                                                                 Maximum           Maximum           Amount of
                                                        Amount to be         Aggregate Price      Aggregate        Registration
Title of Each Class of Securities to be Registered       Registered          Per Share (1)     Offering Price(1)        Fee
=================================================================================================================================
Common Stock, par value $.01 per share               1,100,000 shares (2)      $ 10.6875        $ 11,756,250          $ 3,540(3)
=================================================================================================================================
Rights to Purchase Shares of Common Stock            1,100,000 rights (4)          ==                ==                   ==
=================================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended.
(2) Represents the maximum number of shares of Common Stock, par value $.01 per share, issuable upon the exercise of the Rights to purchase shares of Common Stock to be distributed in connection with the Rights Offering described in this Registration Statement.
(3) $4,462 was paid with the Registration Statement filed with the Securities and Exchange Commission on April 10, 1998.
(4) Represents the maximum number of Rights which may be issued in connection with the Rights Offering described in this Registration Statement.

                                 --------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                         Exhibit Index on Page II-I

                                                 SIEBERT FINANCIAL CORP.

                                      (Cross Reference Sheet Furnished Pursuant to
                                             Item 501(b) of Regulation S-K)

Item Number and Caption in Form S-1                                  Location in Prospectus
-----------------------------------                                  ----------------------
1.       Forepart of the Registration Statement and Outside
           Front Cover Page of Prospectus........................... Cover page.

2.       Inside Front and Outside Back Cover Pages
           of Prospectus............................................ Inside front and outside back cover page.

3.       Summary Information, Risk Factors and Ratio
           of Earnings to Fixed Charges............................. Prospectus Summary; Investment Considerations.

4.       Use of Proceeds............................................ Use of Proceeds.

5.       Determination of Offering Price............................ Cover page; Prospectus Summary The Rights Offering.

6.       Dilution................................................... Investment Considerations -- Immediate Dilution.

7.       Selling Security Holders................................... Inapplicable.

8.       Plan of Distribution....................................... Cover   page;   The   Rights   Offering;   Plan   of
                                                                     Distribution

9.       Description of Securities to be Registered................. Cover page; Prospectus Summary; The Rights Offering;
                                                                     Description of Capital Stock.

10.      Interests of Named Experts and Counsel..................... Legal Matters; Experts; Management.

11.      Information with Respect to the Registrant................. Prospectus Summary;  Dividend Policy; Price Range of
                                                                     Common  Stock;  Capitalization;  Selected  Financial
                                                                     Data;   Management's   Discussion  and  Analysis  of
                                                                     Financial   Condition  and  Results  of  Operations;
                                                                     Business;   Management;    Principal   Shareholders;
                                                                     Description of Capital Stock; Financial Statements.

12.      Disclosure of Commission Position on Indemnification
           for Securities Act Liabilities........................... Inapplicable.

PROSPECTUS

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                              SUBJECT TO COMPLETION
                 PRELIMINARY PROSPECTUS, DATED JULY 6, 1998

                        1,100,000 Shares of Common Stock

[logo]                      SIEBERT FINANCIAL CORP.

                                 Rights Offering


         Siebert Financial Corp. (the "Company") is distributing to holders of record of its common stock, par value $.01 per share (the "Common Stock"), outstanding as of July ___, 1998 (the "Record Date") transferable subscription rights (the "Rights") to subscribe for and purchase additional shares of Common Stock for a price of $______ per share (the "Subscription Price").

         Each shareholder will receive one (1) transferable Right for each share of Common Stock held of record on the Record Date. Each Right will be exercisable for one (1) share of Common Stock. No fractional Rights or cash in lieu thereof will be issued or paid. Holders of Rights are entitled to purchase for the Subscription Price one share of Common Stock for each Right held. Record Date shareholders who fully exercise all Rights distributed to them will also be entitled to subscribe at the Subscription Price for shares of Common Stock that are not otherwise purchased pursuant to the exercise of Rights, subject to pro-ration by the Company under certain circumstances. Once a holder of Rights has exercised such Rights, such exercise may not be revoked. The Rights will be evidenced by transferable subscription certificates ("Subscription Certificates"). The Company's majority shareholder, Chair and President, Muriel
F. Siebert, has indicated to the Company that to encourage increased public ownership of the Common Stock, and consistent with her waiving her receipt of past cash dividends, she intends to waive the receipt of the Rights to which she would otherwise be entitled. An aggregate of up to approximately 1,100,000 shares of Common Stock (the "Underlying Shares") will be sold upon exercise of the Rights. The distribution of the Rights and the sale of the shares of Common Stock upon the exercise of the Rights is referred to herein as the "Rights Offering." See "THE RIGHTS OFFERING."

         The Rights will expire at 5:00 p.m., New York City time, on _________, August __, 1998 (the "Expiration Date"). Holders of Rights are encouraged to consider carefully the exercise or sale of the Rights by the Expiration Date. After the Expiration Date, unexercised Rights will be null and void. See "THE RIGHTS OFFERING."

         REFERENCE IS MADE TO "INVESTMENT CONSIDERATIONS" BEGINNING ON PAGE 9 WHICH CONTAINS MATERIAL INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH THE SECURITIES BEING OFFERED HEREBY.

         The Common Stock is traded in the Nasdaq SmallCap Market under the symbol "SIEB," and the Rights will trade in the same market under the symbol "SIEBR." The closing sale price of the Common Stock in the Nasdaq SmallCap Market on July ____, 1998 was $____________ per share. See "Price Range of Common Stock."

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------

                            Price to Shareholder      Proceeds to the Issuer(1)
--------------------------------------------------------------------------------

Per Share                   $______                   $______
--------------------------------------------------------------------------------

Total: 1,100,000 Shares     $__________               $___________
--------------------------------------------------------------------------------

(1) Before deducting estimated expenses of the offering by the Company of $235,000.

              The date of this Prospectus is July _____, 1998.

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION MAY NOT LAWFULLY BE MADE.


                              AVAILABLE INFORMATION

         The Company has filed with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-1 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Rights and the underlying shares of Common Stock. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC and certain items of which may be contained in schedules and exhibits to the Registration Statement as permitted by the rules and regulations of the SEC to which reference is hereby made for further information with respect to the Company, the Rights and the underlying shares of Common Stock. Items of information omitted from this Prospectus but contained in the Registration Statement may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the SEC: 7 World Trade Center, New York, New York 10048, and Citicorp Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC maintains a Web site that contains reports, proxy statements and information statements and other information regarding registrants that file electronically with the SEC. The address of the Web site is http://www.sec.gov.

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC referred to above. In addition, copies of such reports, proxy statements and other information concerning the Company may also be inspected and copied at the offices of The Nasdaq Stock Market, Inc. at 1735 K Street, N.W., Washington, D.C. 20006-1506 where the Common Stock is traded.

================================================================================

                               PROSPECTUS SUMMARY

         THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS AND NOTES THERETO APPEARING ELSEWHERE IN THIS PROSPECTUS OR INCORPORATED BY REFERENCE HEREIN THE FINANCIAL AND OTHER INFORMATION CONTAINED HEREIN WITH RESPECT TO THE COMPANY HAS BEEN ADJUSTED TO GIVE EFFECT TO THE 4 FOR 1 STOCK SPLIT EFFECTIVE APRIL 7, 1998. THIS MEMORANDUM CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. PROSPECTIVE INVESTORS ARE CAUTIONED THAT ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY FROM THOSE INDICATED BY SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED BY SUCH FORWARD-LOOKING STATEMENTS INCLUDE THE MATTERS SET FORTH UNDER "INVESTMENT CONSIDERATIONS" AND ELSEWHERE IN THIS MEMORANDUM.

                                   THE COMPANY

         The Company, through its wholly owned subsidiary, Muriel Siebert & Co., Inc. ("Siebert"), is a retail discount brokerage and municipal and corporate investment banking firm operating through 14 offices throughout the country. Siebert provides services to its customers through two main divisions. Through its Retail division, Siebert provides discount brokerage and related services to its retail investor accounts. Through its Capital Markets division, Siebert offers institutional clients equity execution services on an agency basis as well as equity, fixed income and municipal underwriting and investment banking services. In addition, this division participates in the secondary markets for Municipal and U.S. Treasury securities and also trades listed closed end bond funds and certain other securities for its own account. This proprietary trading business is segregated from that of the agency business executed on behalf of institutional clients.

         The Company has acquired accounts from other discount brokerage firms and, from time to time, has considered acquisitions of other discount brokerage firms or their accounts. Although the Company intends to pursue these opportunities, there can be no assurance that the Company will be able to successfully consummate any such acquisitions in the future.

         The Company was ranked third among discount brokerage firms in the July 1998 issue of SMART MONEY MAGAZINE in part based upon "a huge advance in its responsiveness and solid gains in on-line trading, mutual funds and breadth of products." In addition, unlike many discount brokerage firms, the firm offers a wide variety of underwriting and investment banking services. Such services, offered through its Capital Markets division, include acting as senior manager, co-manager or otherwise participating in the underwriting or sales syndicates of municipal, corporate debt and equity, government agency and mortgage/asset backed securities issues.

         Muriel F. Siebert, the first woman member of the New York Stock Exchange, is the Chair and President and owns approximately 96% of the outstanding Common Stock of the Company. The Company believes that it is the largest Woman-Owned Business Enterprise ("WBE") that is a New York Exchange member in the capital markets business in the country and the largest Minority and Women's Business Enterprise ("MWBE") in the tax exempt underwriting business in the country through its affiliate, Siebert, Brandford, Shank & Co., L.L.C.

  The Company was incorporated on April 9, 1934 under the laws of the State of New York. Siebert

================================================================================

================================================================================

was incorporated on June 13, 1969 under the laws of the State of Delaware. The principal executive offices of the Company and Siebert are located at 885 Third Avenue, 17th Floor, New York, New York 10022 and their telephone number is (212) 644-2400.


                               THE RIGHTS OFFERING

Rights...............................Each   shareholder  will  receive  one  (1)
                                     transferable Right for each share of Common
                                     Stock  held of record on  __________,  July
                                     _____,  1998,  the Record Date.  Each Right
                                     will be  exercisable  for one (1)  share of
                                     Common  Stock.   The   Company's   majority
                                     shareholder, Chair and President, Muriel F.
                                     Siebert,  has indicated to the Company that
                                     to encourage  increased public ownership of
                                     the  Common  Stock,  she  intends  to waive
                                     receipt  of the  Rights  to which she would
                                     otherwise be  entitled.  An aggregate of up
                                     to approximately 1,100,000 shares of Common
                                     Stock  (the  "Underlying  Shares")  will be
                                     sold  upon  exercise  of  the  Rights.  The
                                     distribution  of the Rights and the sale of
                                     the   shares  of  Common   Stock  upon  the
                                     exercise of the Rights is referred to herein as the "Rights Offering." See "THE RIGHTS OFFERING -- The Rights."

Subscription Price...................$______  in cash per share of Common  Stock
                                     subscribed   for   pursuant  to  the  Basic
                                     Subscription      Privilege      or     the
                                     Oversubscription       Privilege       (the
                                     "Subscription   Price").  The  Subscription
                                     Price of the Rights has been  determined by
                                     the Board of Directors of the Company based
                                     upon  an  opinion  of  Advest,   Inc.,  its
                                     financial   adviser,   and   represents   a
                                     discount to the market  price of the Common
                                     Stock at the date of this  Prospectus.  See
                                     "THE RIGHTS OFFERING -- Subscription Price" and "--Opinion of Financial Adviser."

Rights Ticker Symbol ................SIEBR

Record Date..........................__________, July _____, 1998

Expiration Date......................__________,  August  _____,  1998,  at 5:00
                                     p.m., New York City time.

Basic Subscription Privilege.........Each Right will be exercisable  for one (1)
                                     share   of   Common   Stock   (the   "Basic
                                     Subscription  Privilege").  See "THE RIGHTS
                                     OFFERING  --  Subscription   Privileges  --
                                     Basic Subscription Privilege."

Oversubscription Privilege...........Record Date shareholders who fully exercise all Rights distributed to them will also be entitled to subscribe at the Subscription Price for shares of Common Stock that are not otherwise purchased pursuant to the exercise of Rights,

================================================================================

================================================================================

                                     subject to proration  by the Company  under
                                     certain          circumstances         (the
                                     "Oversubscription   Privilege").   If   the
                                     Underlying   Shares  not   subscribed   for
                                     through  the Basic  Subscription  Privilege
                                     ("Excess  Shares")  are not  sufficient  to
                                     satisfy all  subscriptions  pursuant to the
                                     Oversubscription   Privilege,   the  Excess
                                     Shares will be allocated  pro rata (subject
                                     to the  elimination  of fractional  shares)
                                     among  those  holders of Rights  exercising
                                     the    Oversubscription    Privilege,    in
                                     proportion   to  the   number   of   shares
                                     requested   by   them   pursuant   to   the
                                     Oversubscription Privilege. See "THE RIGHTS
                                     OFFERING  --  Subscription   Privileges  --
                                     Oversubscription Privilege."

Transferability of Rights............The  Rights  are  transferable,  and  it is anticipated  that  they  will  trade on the
                                     Nasdaq   SmallCap   Market   and   in   the
                                     over-the-counter  market until the close of
                                     business  on the last  trading day prior to
                                     the  Expiration   Date.  There  can  be  no
                                     assurance, however, that a market for the Rights will develop or as to the prices at which the Rights will trade. See "THE RIGHTS OFFERING -- Listing and Trading."

                                     The  Subscription  Agent will  endeavor  to
                                     sell   Rights  for   holders  who  have  so
                                     requested and have  delivered  Subscription
                                     Certificates  with the instruction for sale
                                     properly executed to the Subscription Agent
                                     by 11:00  a.m.,  New  York  City  time,  on
                                     __________,   August   _____,   1998.   Any
                                     brokerage   commission,   taxes  and  other
                                     direct expenses of sale will be paid by the holder. There can be no assurance that the Subscription Agent will be able to sell any Rights or as to the prices the Subscription Agent may be able to obtain in such sales. See "THE RIGHTS OFFERING -- Method of Transferring Rights."

                                     The  right  to  subscribe  for   additional
                                     shares  of  Common  Stock  pursuant  to the
                                     Oversubscription     Privilege    is    not
                                     transferable.

Procedure for Exercising Rights......Basic    Subscription     Privileges    and
                                     Oversubscription    Privileges    may    be
                                     exercised   by  properly   completing   the
                                     Subscription   Certificate  and  forwarding
                                     such Subscription Certificate (or following
                                     the    Guaranteed    Delivery    Procedures
                                     described  herein),  with  payment  of  the
                                     Subscription   Price  for  each  Underlying
                                     Share  subscribed for pursuant to the Basic
                                     Subscription      Privilege     and     the
                                     Oversubscription    Privilege,    to    the
                                     Subscription  Agent  on  or  prior  to  the
                                     Expiration  Date.  If the  mail  is used to
                                     forward  Subscription  Certificates,  it is
                                     recommended  that insured,  registered mail
                                     be  used.  See  "THE  RIGHTS   OFFERING  --
                                     Exercise of Rights."

================================================================================

================================================================================

                                     ONCE A HOLDER OF RIGHTS HAS  EXERCISED  THE
                                     BASIC   SUBSCRIPTION   PRIVILEGE   AND,  IF
                                     APPLICABLE, THE OVERSUBSCRIPTION PRIVILEGE,
                                     SUCH EXERCISE MAY NOT BE REVOKED.  See "THE
                                     RIGHTS OFFERING -- No Revocation."

Procedure for Exercising Rights by
 Foreign Shareholders................Subscription   Certificates   will  not  be
                                     mailed  to  Holders  whose   addresses  are
                                     outside the United  States but will be held
                                     by  the   Subscription   Agent   for  their
                                     account. To exercise such Rights, such Holders must notify the Subscription Agent on or prior to 11:00 a.m., New York City time, on __________, August _____, 1998, at which time (if no instructions have been received) the Rights represented thereby will be sold, if feasible, and the net proceeds, if any, remitted to such Holders. See "THE RIGHTS OFFERING -- Foreign and Certain Other Shareholders."

Persons Holding Shares, or Wishing to
  Exercise Rights, Through Others....Persons  holding shares of Common Stock and receiving  the  Rights  distributable  with
                                     respect thereto  through a broker,  dealer,
                                     commercial  bank,  trust  company  or other
                                     nominee,   as  well  as   persons   holding
                                     certificates  representing shares of Common
                                     Stock  personally  who would prefer to have
                                     such   institutions   effect   transactions
                                     relating  to the  Rights  on their  behalf,
                                     should contact the appropriate  institution
                                     or  nominee  and  request  it to effect the
                                     transaction   for  them.  See  "THE  RIGHTS
                                     OFFERING -- Exercise of Rights."

Issuance of Common Stock.............Certificates  representing shares of Common
                                     Stock  purchased   pursuant  to  the  Basic
                                     Subscription Privilege will be delivered to
                                     subscribers  as soon as  practicable  after
                                     the    Expiration    Date.     Certificates
                                     representing   shares   of   Common   Stock
                                     purchased pursuant to the  Oversubscription
                                     Privilege  will be delivered to subscribers
                                     as soon as practicable after the Expiration
                                     Date and  after  all  prorations  have been
                                     effected.   See  "THE  RIGHTS  OFFERING  --
                                     Subscription Privileges."

Use of Proceeds......................The net proceeds  from the Rights  Offering will be used to build up and promote the Company's internet trading service and for general corporate purposes. See "USE OF PROCEEDS."

Subscription Agent...................American  Stock  Transfer  & Trust  Company
                                     (the     "Subscription     Agent").     The
                                     Subscription  Agent's  telephone  number is
                                     (800) 937-5449.

Information Agent....................D.F.  King & Co.,  Inc.  (the  "Information
                                     Agent").  The

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                                       7

================================================================================

                                     Information  Agent's  telephone  number  is
                                     1-800-859-8508.

Federal Income Tax Considerations....See "THE RIGHTS OFFERING -- Certain Federal
                                     Income Tax  Consequences  to  Holders"  and
                                     "THE  RIGHTS  OFFERING  --  Certain  United
                                     States  Tax   Consequences   to  Non-United
                                     States Holders."

Shares of Common Stock
  Outstanding prior to
  Rights Offering....................Approximately ___ shares outstanding on the
                                     Record Date.

Shares of Common Stock
  Outstanding after Rights Offering..Approximately  __________  shares  based on the number of shares outstanding on the Record Date.

Investment Considerations ...........In  addition   to  the  other   information
                                     contained  in  this   Prospectus   and  the
                                     documents incorporated by reference herein, prospective purchasers should consider the investment considerations and other risk factors set forth elsewhere herein prior to deciding whether to exercise or sell their Rights.

Selected Financial Data .............See "SELECTED FINANCIAL DATA."

================================================================================

                            INVESTMENT CONSIDERATIONS

         THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH BELOW AND ELSEWHERE IN THIS PROSPECTUS. IN ADDITION TO ALL THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, PROSPECTIVE PURCHASERS SHOULD CONSIDER THE INVESTMENT CONSIDERATIONS SET FORTH BELOW PRIOR TO DECIDING WHETHER TO EXERCISE OR SELL THE RIGHTS.

MARKET CONDITIONS

         The  securities  business  is, by its  nature,  subject to  significant risks, particularly in volatile or illiquid markets, including the risk of trading losses, losses resulting from the ownership or underwriting of securities, counterparty failure to meet commitments, customer fraud, employee fraud, issuer fraud, errors and misconduct, failures in connection with the processing of securities transactions and litigation.

         The Company's principal business activity, retail broker-dealer operations, as well as its investment banking, institutional sales and other services, are highly competitive and subject to various risks, volatile trading markets and fluctuations in the volume of market activity. The securities business is directly affected by many factors, including economic and political conditions, broad trends in business and finance, legislation and regulation affecting the national and international business and financial communities, currency values, inflation, market conditions, the availability and cost of short-term or long-term funding and capital, the credit capacity or perceived creditworthiness of the securities industry in the marketplace and the level and volatility of interest rates. These and other factors can contribute to lower price levels for securities and illiquid markets.

         Lower price levels of securities may result in (i) reduced volumes of securities, options and futures transactions, with a consequent reduction in commission revenues, and (ii) losses from declines in the market value of securities held in trading, investment and underwriting positions. In periods of low volume, levels of profitability are further adversely affected because certain expenses remain relatively fixed. Sudden sharp declines in market values of securities and the failure of issuers and counterparties to perform their obligations can result in illiquid markets which, in turn, may result in the Company having difficulty selling securities. Such negative market conditions, if prolonged, may also lower the Company's revenues from investment banking and other activities.

         As a result of the varied risks associated with the securities business, which are beyond the Company's control, the Company's commission and other revenues could be adversely affected. A reduction in revenues or a loss resulting from the underwriting or ownership of securities could have a material adverse effect on the Company's results of operations and financial condition. In addition, as a result of such risks, the Company's revenues and operating results may be subject to significant fluctuations from quarter to quarter and from year to year. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Business Environment."

COMPETITION

         Siebert encounters significant competition from full-commission and discount brokerage firms, as well as from financial institutions, mutual fund sponsors and other organizations many of which are
significantly   larger  and  better  capitalized  than  Siebert.  The  Company's municipal bond underwriting business also encounters significant competition from firms engaged in the municipal finance business. The general financial success of the securities industry over the past several years has strengthened existing competitors. Siebert believes that such success will continue to attract additional competitors such as banks, insurance companies, providers of online financial and information services, and others as they expand their product lines. Many of these competitors are larger, more diversified, have greater capital resources, and offer a wider range of services and financial products than Siebert. Siebert competes with a wide variety of vendors of financial services for the same customers. See "Management's Discussion and
Analysis   of   Financial   Condition   and   Results  of   Operations--Business
Environment."

         During 1996 and 1997 and the first half of 1998, competition has continued to intensify both among all classes of brokerage firms and within the discount brokerage business as well as from new firms not previously in the discount business announcing plans to become significantly involved. Other firms, traditionally discount execution firms, have announced their intention to broaden their offerings to include advice and investment management. Since 1994, some firms have offered low flat rate execution fees that are difficult for any conventional discount firm to meet. Continued competition from ultra low cost, flat fee brokers and broader service offerings from other discount brokers could also limit the Company's growth or even lead to a decline in the Company's customer base which would adversely effect its results of operations. Industry-wide changes in trading practices are expected to cause continuing pressure on fees earned by discount brokers for the sale of order flow. Some such firms are offering their services over the facilities of the internet and have devoted more resources to and have more elaborate web sites than the Company. See "Use of Proceeds." Many of the flat fee brokers, however, impose charges for services such as mailing, transfers and handling exchanges which Siebert does not and also direct their execution to captive market makers. Increased competition, broader service offerings or the prevalence of a flat fee environment could also limit Siebert's growth or even lead to a decline in Siebert's customer base which would adversely affect its results of operations. See "Business--Competition."

INTERNET DEVELOPMENT

         Although the Company has been offering internet trading for approximately one year, it has had only limited experience in this area relative to some other companies in its industry. The Company's ability to develop its internet business and enhance its business through the internet may depend on its ability to attract and retain management personnel with internet experience. There is no assurance that the Company will be able to attract, hire and retain qualified personnel. See "Use of Proceeds."

         To the extent that the net proceeds from the sale of the shares of the Company's Common Stock offered hereby is used to develop the Company's internet retail brokerage business, much of such expenditures will be expensed as made and the revenues, if any, generated therefrom are likely to be realized in subsequent accounting periods which may initially have a material adverse effect on the Company's results of operations. See "Use of Proceeds."

DEPENDENCE ON KEY MANAGEMENT

         The success of the Company is principally dependent on its founder, Muriel F. Siebert, Chair and President. The loss of the services of Ms. Siebert would adversely affect the Company. See "Management." The success of the Company's municipal bond underwriting business is dependent on the services of two of its principals, Napoleon Brandford III and Suzanne Shank, the loss of whose services would adversely affect the Company.

CAPITALIZATION OF SIEBERT, BRANDFORD, SHANK & CO., L.L.C.

         The Company owns 49% of Siebert, Brandford, Shank & Co., L.L.C., a tax exempt underwriting business. Two individuals, Napoleon Brandford III and Suzanne Shank, own the remaining 51%. Siebert, Brandford, Shank & Co., L.L.C. is currently in the process of borrowing additional capital to enhance its ability to participate in municipal bond underwritings and its ability to sell its bonds to its customers. If such capital is not borrowed or otherwise raised, this would have a material negative impact on such participation and such ability to sell its bonds to customers. Management believes that it will be successful in raising such capital. See "Business--Capital Markets Division."

RISKS ASSOCIATED WITH MINORITY AND WOMEN-OWNED BUSINESS PROGRAMS

         Minority and Women-owned business programs generally operate under the authority of state and local governments or their related agencies. Changes in laws or policies of such governments or their agencies with respect to such programs may adversely affect the Company's participation in municipal bond and equity underwritings as well as the Company's execution of institutional equity transactions. Management believes that, irrespective of the legal requirements, as long as there is a "sensitivity to diversity and competitive equality," opportunities will be available for qualified minority and women-owned businesses, especially in those locales that have a significant minority population.

PRINCIPAL SHAREHOLDER

         Upon completion of the Offering and if the 1,100,000 shares are sold to the public, Ms. Siebert will own approximately 92% of the Company's outstanding Common Stock. Ms. Siebert will have the power to elect the entire Board of Directors and, except as otherwise provided by law or the Company's Certificate of Incorporation, to approve any action requiring shareholder approval without a shareholders' meeting. See "Management" and "Principal Shareholders."

PRINCIPAL TRANSACTIONS

         The Company's Capital Markets division underwriting and trading activities involve the purchase, sale or short sale of securities as principal. These activities involve the risks of changes in the market prices of such securities and of decreases in the liquidity of the securities markets, which could limit the Company's ability to resell securities purchased or to repurchase securities sold short. In addition, these activities subject the Company's capital to significant risks that counterparties will fail to perform their obligations.

         From time to time, the Company establishes short positions during the course of its trading activities. It is a characteristic of short positions that any loss sustained on closing out the position may exceed the liability related thereto as shown on the Company's financial statements.

RISKS ASSOCIATED WITH FEDERAL AND STATE REGULATION

         The Company's business is, and the securities industry is, subject to extensive regulation in the United States, at both the Federal and state level. As a matter of public policy, regulatory bodies are charged with safeguarding the integrity of the securities and other financial markets and with protecting the interests of customers participating in those markets and not with protecting the interests of the Company's shareholders. In addition, self-regulatory organizations and other regulatory bodies in the United States, such as the SEC, the New York Stock Exchange (the "NYSE"), the National Association of Securities Dealers, Inc. (the "NASD") and the Municipal Securities Rulemaking Board (the "MSRB"), require strict compliance with their rules and regulations. Failure to comply with any of these laws, rules or regulations, some of which are subject to the uncertainties of interpretation, could result in a variety of adverse consequences including civil penalties, fines, suspension or expulsion, which could have a material adverse effect upon the Company.

         The laws and regulations, as well as governmental policies and accounting principles, governing the financial services and banking industries have changed significantly over recent years and are expected to continue to do so. During the last several years Congress has considered numerous proposals that would significantly alter the structure and regulation of such industries. The Company cannot predict which changes in laws or regulations, or in governmental policies and accounting principles, will be adopted, but such changes, if adopted, could materially and adversely affect the business and operations of the Company. See "Business--Regulation."

NET CAPITAL REQUIREMENTS; HOLDING COMPANY STRUCTURE

         The SEC, the NYSE and various other securities and commodities exchanges and other regulatory bodies in the United States have rules with respect to net capital requirements which affect the Company. These rules have the effect of requiring that at least a substantial portion of a broker-dealer's assets be kept in cash or highly liquid investments. Compliance with the net capital requirements by the Company could limit operations that require intensive use of capital, such as underwriting or trading activities. These rules could also restrict the ability of the Company to withdraw capital from Siebert, even in circumstances where Siebert has more than the minimum amount of required capital, which, in turn, could limit the ability of the Company to implement its strategies. In addition, a change in such rules, or the imposition of new rules, affecting the scope, coverage, calculation or amount of such net capital requirements, or a significant operating loss or any unusually large charge against net capital, could have similar adverse effects. See "Business--Net Capital Requirements."

SIGNIFICANT INCREASE IN OVERHEAD


         During 1996 and 1997, Siebert opened retail discount brokerage offices in Morristown, New Jersey and Palm Beach and Surfside (Bal Harbour), Florida and relocated its office in Los Angeles. In October 1996, Siebert formed the Siebert Brandford Shank division of Siebert to add to the former activities of Siebert's tax exempt underwriting department. The Siebert Brandford Shank division has opened offices in San Francisco and Seattle and has opened or assumed the leases for additional offices in San Francisco, Seattle, Houston, Chicago, Detroit, Los Angeles and Dallas. As a result of the new office expenses and the additional compensation expenses, Siebert's overhead expense has increased significantly. There can be no assurance that Siebert will generate sufficient additional revenue to cover such expense which could have a material adverse effect upon the Company. The Company intends to build up and promote its internet trading service and to expend approximately $__________ principally on advertising and promotion of the internet service, development of such service and salaries for additional personnel for such service.

LIQUIDITY

         Until November 1996, there was no public market for the Common Stock or any other securities of the Company. In addition, as of June 30, 1998, approximately 1,006,000 shares, or approximately 3.7% of the shares outstanding, were currently held by the public. Although the Common Stock is traded in the Nasdaq SmallCap Market, there can be no assurance that an active public market will continue.

SHARES ELIGIBLE FOR FUTURE SALE

         There will be approximately 22,096,000 shares of Common Stock outstanding immediately after completion of this Rights Offering, 20,434,000 of which, owned or controlled by Muriel F. Siebert, will be "restricted securities" under the Securities Act, and may only be sold pursuant to a registration statement under the Securities Act or an applicable exemption from the registration requirements of the Securities Act, including Rule 144 thereunder. However, Ms. Siebert has agreed not to sell any shares of Common Stock owned by her directly for a period of 60 days from the date of this Prospectus. In addition, employees having options to purchase an aggregate of 169,480 shares of Common Stock are currently vested and can be exercised and the underlying shares of Common Stock sold. A significant portion of the shares not owned by Ms. Siebert will be freely tradeable in the public markets. Sale of a substantial number of shares of Common Stock in the public market, whether by Ms. Siebert or other shareholders of the Company, could adversely affect the prevailing market price of the Common Stock.

UNCERTAIN MARKET FOR RIGHTS; MARKET CONDITIONS; MARKET CONSIDERATIONS

         Because the Rights are new securities, the trading market for the Rights may be volatile. Moreover, there can be no assurance that a market for the Rights will develop or as to the price at which the Rights will trade.

         The Subscription Price of the Rights has been determined by the Board of Directors of the Company based upon an opinion of Advest, Inc., its financial adviser, and represents a discount to the market price of the Common Stock at the date of this Prospectus. However, there can be no assurance that a subscribing Rights holder will be able to sell shares of Common Stock purchased in the Rights Offering at a price equal to or greater than the Subscription Price. When made, the election of a Rights holder to exercise Rights in the Rights Offering is irrevocable. Moreover, until certificates are delivered, subscribing Rights holders may not be able to sell the Common Stock that they have purchased in the Rights Offering. Certificates representing shares of Common Stock purchased pursuant to the Basic Subscription Privilege will be delivered to subscribers as soon as practicable after the Expiration Date. Certificates representing shares of Common Stock purchased pursuant to the
Oversubscription   Privilege
will be delivered to subscribers as soon as practicable after the Expiration Date and after all prorations have been effected. No interest will be paid to Rights holders on funds delivered to the Subscription Agent pursuant to the exercise of Rights pending delivery of shares of Common Stock acquired upon exercise of Rights.

IMPACT OF RIGHTS OFFERING ON HOLDERS OF COMMON STOCK; DILUTION

         The Rights entitle the holders of shares of Common Stock to purchase shares of Common Stock at a price below the prevailing market price of the Common Stock immediately prior to the commencement of the Rights Offering. Due to the waiver by Ms. Siebert of the receipt of Rights to which she would otherwise be entitled, holders of shares of Common Stock who exercise their Rights through the Basic Subscription Privilege and the Oversubscription Privilege will increase their proportionate interest in their equity ownership and voting power of the Company on a fully-diluted basis. Holders who do not exercise their Rights will experience a decrease in their proportionate interest in the equity ownership of the Company. The sale of the Rights may not compensate a holder for all or any part of the reduction in the market value of such shareholder's shares of Common Stock, if any, resulting from the Rights Offering. Shareholders who do not exercise or sell their Rights will relinquish any value inherent in the Rights.

         Assuming all of the Rights are exercised and based on 20,998,840 shares of Common Stock outstanding on July ____, 1998, the Record Date, the consummation of the Rights Offering would result (on a pro forma basis as of such date) in an increase of approximately 1,100,000 shares of Common Stock.

IMPACT OF RIGHTS OFFERING ON HOLDERS OF OPTIONS & RESTRICTED STOCK

         The Company will not distribute Rights to holders of vested or non-vested options outstanding on the Record Date pursuant to the Company's Stock Option Plan. Rather, the Company will adjust the exercise price of such vested options by a percentage calculated by dividing the number of shares of Common Stock issued pursuant to the Rights Offering by the number of outstanding shares of Common Stock on the Record Date plus the number of shares of Common Stock issued pursuant to the Rights Offering. Holders of restricted stock pursuant to the Company's Restricted Stock Award Plan will be entitled to receive Rights for each restricted share held as of the Record Date.

CONSTRUCTIVE DISTRIBUTIONS UNDER THE FEDERAL TAX CODE

         The distribution of Rights pursuant to the Rights Offering should not result in a taxable distribution of property for Federal income tax purposes to the holders of shares of Common Stock. However, the provisions of the Internal Revenue Code and the Treasury Regulations issued thereunder relating to the treatment of distributions such as the Rights Offering are not clear as to certain aspects of the analysis required to avoid such a taxable distribution, and the tax consequences of the Rights Offering also may be affected by the occurrence of future events. Accordingly, counsel to the Company is unable to render an opinion as to the applicability of such provisions to the Rights Offering. See "THE RIGHTS OFFERING--Certain Federal Income Tax Consequences to Holders--Constructive Distributions under Section 305 of the Code."

IMMEDIATE DILUTION

         Subscribing Rights holders will experience dilution, upon the sale of such Common Stock, in net tangible book value of $_____ per share, based on a closing price, as of July _____, 1998, of $_______ per share.

FORWARD-LOOKING STATEMENTS

         This Prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Actual results could differ from those projected in any forward-looking statements for the reasons detailed in the other sections of this "Investment Considerations " portion of, and elsewhere in, this Prospectus.

                                 USE OF PROCEEDS

         The net proceeds available to the Company from the Rights Offering are estimated to be $___________ if all the Rights are exercised and after deducting expenses payable by the Company estimated to be approximately $235,000.

         The Company intends to use approximately $_____________ of the net proceeds from the Rights Offering to build up and promote its internet trading service. Such net proceeds will be expended principally on advertising and promotion of the internet service, development of such service and salaries for additional personnel for such service. Any proceeds not utilized to build and promote the internet trading service will be used for general corporate purposes.

         Pending any specific application of the net proceeds, the net proceeds will be added to working capital and invested in short-term interest-bearing obligations.


                                 DIVIDEND POLICY

         To date, the Company has established a practice of paying quarterly cash dividends to its shareholders. On December 22, 1997, March 16, 1998 and June 23, 1998, dividends of $.0225, $.0225 and $.03 per share were declared for all shareholders of record as of December 30, 1997, March 20, 1998 and July 9, 1998, respectively. Ms. Siebert, as the majority shareholder of the Company, waived her right to receive the three cash dividends declared by the Company and has indicated to the Company that she intends to waive her right to receive future cash dividends declared through 1998, if any. Shareholders who exercise Rights will not be entitled to receive the June 23 dividend with respect to the shares of Common Stock represented by such Rights.

         Subject to statutory and regulatory constraints, prevailing financial conditions and future earnings, the Company may pay cash dividends on its Common Stock. In considering whether to pay such dividends, the Company's Board of Directors will review the earnings of the Company, its capital requirements, its economic forecasts and such other factors as are deemed relevant. Some portion of the Company's earnings will be retained to provide capital for the operation and expansion of its business.

                           PRICE RANGE OF COMMON STOCK

         The Common Stock commenced trading in the Nasdaq SmallCap Market under the symbol "SIEB" on November 12, 1996. The high and low sales prices of the Common Stock reported by the Nasdaq SmallCap Market during the following periods, were:


                                                              High         Low
                                                              ----         ---

      Period from November 12, 1996 to December 31, 1996     $  3.00     $  2.25

      First Quarter - 1997  ..............................   $  3.09     $  2.31

      Second Quarter - 1997  .............................   $  2.38     $  2.31

      Third Quarter - 1997  ..............................   $  2.31     $  1.31

      Fourth Quarter - 1997  .............................   $  2.25     $  1.88

      First Quarter - 1998  ..............................   $  9.00     $  2.42

      Second Quarter - 1998  .............................   $ 19.00     $  7.38

         The closing price of the Common Stock on the Nasdaq SmallCap Market on July ____, 1998 was $____________ per share.

         As of July ______, 1998, there were approximately 200 holders of record and approximately 1,500 additional beneficial holders of the Common Stock.

         The Company currently meets the criteria for listing of its Common Stock on the American Stock Exchange ("AMEX") and may meet the criteria for listing of its Common Stock on the Nasdaq National Market System. Notwithstanding its meeting the applicable criteria, there can be no assurance that the Company will, in fact, either apply for listing or be listed on either the Nasdaq National Market System or AMEX.

                                 CAPITALIZATION

         The following table sets forth the capitalization of the Company at March 31, 1998 as retroactively adjusted for the 4 for 1 stock split that occurred on April 7, 1998, and as adjusted to reflect the net proceeds from the sale of the 1,100,000 shares of Common Stock offered by the Company at a Subscription Price of $______. See "Use of Proceeds."


                                                     March 31, 1998
                                                  ---------------------
                                                   Actual   As Adjusted
                                                  --------  -----------
                                                      (unaudited)
                                                     (In thousands)
Subordinated debt to shareholder                  $  3,000    $ 3,000
                                                  --------    -------
Common Stock, par value $.01, 49,000,000               210        221
shares authorized, 20,993,640 shares issued and
outstanding at March 31, 1998 and 22,093,640
shares issued and outstanding, as adjusted
Additional paid-in capital                           6,609
Retained earnings                                    3,664      3,664
                                                  --------    -------
Total shareholders' equity                          10,483
                                                  --------    -------
Total capitalization                              $ 13,483    $
                                                  ========    =======

                             SELECTED FINANCIAL DATA

          The selected consolidated financial data set forth below for the three months ended March 31, 1998 and 1997 and for each of the years in the five year period ended December 31, 1997 has been derived from the Company's unaudited interim and audited annual financial statements. Such information should be read in conjunction with, and is qualified in its entirety by, the financial statements and notes thereto appearing elsewhere in this Prospectus.

                                                          Three Months Ended March 31,    Year Ended December 31,
                                                          ---------------------------   -------------------------
                                                             1998            1997           1997         1996
                                                          ----------      -----------   -----------   -----------
Income statement data:
   Revenues:
      Commissions and fees ...........................    $4,595,905      $ 4,744,439   $18,879,674   $20,105,127
      Investment banking .............................     1,492,555          287,049     4,487,594     2,532,795
      Trading profits ................................       339,064          511,254     1,795,104       868,823
      Interest and dividends .........................       163,408          136,502       704,911       656,434
                                                          ----------      -----------   -----------   -----------
                                                           6,590,932        5,679,244    25,867,283    24,163,179
                                                          ----------      -----------   -----------   -----------
   Expenses:
      Employee compensation and benefits (1) .........     2,348,562        1,821,896     8,208,006     9,753,847
      Clearing fees, including floor brokerage........     1,064,941        1,132,850     4,675,368     4,585,398
      Advertising and promotion ......................       449,669          901,086     2,751,755     3,265,692
      Communications .................................       409,256          432,162     1,446,817     1,359,325
      Occupancy ......................................       196,011          162,755       648,763       403,534
      Interest .......................................       100,051           92,075       418,405       290,465
      Other general and administrative ...............       781,524          705,937     3,043,068     2,339,483
                                                          ----------      -----------   -----------   -----------
                                                           5,350,014        5,248,761    21,192,182    21,997,744
                                                          ----------      -----------   -----------   -----------
Income before provision for income taxes .............     1,240,918          430,483     4,675,101     2,165,435
Provision for income taxes............................       436,000          182,000     2,057,000       201,000
                                                          ----------      -----------   -----------   -----------
Net income - historical...............................    $  804,918      $   248,483   $ 2,618,101     1,964,435
                                                          ==========      ===========   ===========
Pro forma provision for income taxes (2)..............                                                    752,000
                                                                                                      -----------
Net income - pro forma................................                                                  1,212,435

Supplementary pro forma adjustment:
       Effect of officer's salary reduction as though
       1997 salary had been in effect in 1996                                                           2,975,000
       Related income taxes...........................                                                 (1,309,000)
                                                                                                      -----------
Supplementary pro forma net income....................                                                $ 2,878,435
                                                                                                      ===========
Net income per share of common stock (basic and diluted):
       Historical.....................................    $      .04      $       .01   $       .12
       Pro forma......................................                                                $       .06
       Supplemental pro forma.........................                                                $       .14
Weighted average shares deemed outstanding (basic) ...    20,992,018       20,945,940    20,949,484    20,943,588
Weighted average shares deemed outstanding (diluted) .    21,608,615       20,945,940    20,949,484    20,943,588

Statement of financial condition data (at period-end):
   Total assets ......................................   $19,999,345      $16,307,198   $17,881,589   $14,372,708
   Total liabilities excluding subordinated ..........     6,516,359        5,986,091     5,209,032     4,271,143
   borrowings
   Subordinated borrowings to majority shareholder ...     3,000,000        3,000,000     3,000,000     3,000,000
   Shareholders' equity ..............................    10,482,986        7,321,107     9,672,557     7,101,565

                                                                 Year Ended December 31,
                                                          ---------------------------------------
                                                             1995          1994           1993
                                                          -----------   -----------   -----------
Income statement data:
   Revenues:
      Commissions and fees ...........................    $15,645,334   $12,128,797   $14,349,051
      Investment banking .............................      1,396,967     1,536,030     2,462,309
      Trading profits ................................      2,608,078     3,215,288     3,133,722
      Interest and dividends .........................      1,389,612       462,618       261,198
                                                          -----------   -----------   -----------
                                                           21,039,991    17,342,733    20,206,280
                                                          -----------   -----------   -----------
   Expenses:
      Employee compensation and benefits (1) .........      8,586,116     6,132,899     8,999,567
      Clearing fees, including floor brokerage........      4,249,050     3,967,558     4,473,740
      Advertising and promotion ......................      2,485,426     2,299,030     2,171,858
      Communications .................................      1,119,189     1,001,957       896,986
      Occupancy ......................................        326,089       323,123       323,235
      Interest .......................................        568,326       602,759       323,876
      Other general and administrative ...............      2,461,122     2,458,237     1,932,143
                                                          -----------   -----------   -----------
                                                           19,795,318    16,785,563    19,121,405
                                                          -----------   -----------   -----------
Income before provision for income taxes .............
Provision for income taxes............................

Net income - historical...............................      1,244,673       557,170     1,084,875

Pro forma provision for income taxes (2)..............        548,000       245,000       477,000
                                                          -----------   -----------   -----------
Net income - pro forma................................    $   696,673   $   312,170   $   607,875
                                                          ===========   ===========   ===========
Supplementary pro forma adjustment:
       Effect of officer's salary reduction as though
       1997 salary had been in effect in 1996
       Related income taxes...........................

Supplementary pro forma net income....................

Net income per share of common stock (basic and diluted):
       Historical.....................................
       Pro forma......................................    $       .03   $       .01   $       .03
       Supplemental pro forma.........................
Weighted average shares deemed outstanding (basic) ...     20,943,588    20,943,588    20,943,588
Weighted average shares deemed outstanding (diluted) .     20,943,588    20,943,588    20,943,588

Statement of financial condition data (at period-end):
   Total assets ......................................    $16,291,195   $ 9,372,230   $12,161,104
   Total liabilities excluding subordinated ..........      9,154,065     3,479,773     6,825,817
   borrowings
   Subordinated borrowings to majority shareholder ...      2,000,000     2,000,000     2,000,000
   Shareholders' equity ..............................      5,137,130     3,892,457     3,335,287

----------------------
(1) Employee compensation and benefits include $2,975,000, $2,975,000, $1,215,000 and $3,958,000 for 1996 through 1993, respectively, of S corporation compensation of Muriel Siebert in excess of the amounts that would have been paid had her 1997 compensation arrangement of $150,000 been in effect.
(2) The pro forma provision for income taxes represents income taxes which would have been provided had Siebert operated as a C Corporation.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         This discussion should be read in conjunction with the Company's unaudited quarterly and audited Annual Consolidated Financial Statements and the Notes thereto contained elsewhere in this Prospectus.

         Statements in this "Management's Discussion and Analysis or Plan of Operation" and elsewhere in this document as well as oral statements that may be made by the Company or by officers, directors or employees of the Company acting on the Company's behalf that are not statements of historical or current fact constitute "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and known and unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward looking statements, including, without limitation: changes in general economic and market conditions, fluctuations in volume and prices of securities, changes and prospects for changes in interest rates and demand for brokerage and investment banking services, increases in competition within and without the discount brokerage business through broader services offerings or otherwise, competition from electronic discount brokerage firms offering greater discounts on commissions than the Company, prevalence of a flat fee environment, decline in participation in equity or municipal finance underwritings, decreased ticket volume in the discount brokerage division, limited trading opportunities, increases in expenses and changes in net capital or other regulatory requirements.

BUSINESS ENVIRONMENT

         Market conditions during the first three months of 1998 and the 1997 fiscal year reflected a continuation of the 1996 bull market characterized by record volume and record high market levels. At the same time, competition has continued to intensify both among all classes of brokerage firms and within the discount brokerage business as well as from new firms not previously in the discount brokerage business. Electronic trading continues to grow as a retail discount market segment with some firms offering very low flat rate trading execution fees that are difficult for any conventional discount firm to meet. Many of the flat fee brokers, however, impose charges for services such as mailing, transfers and handling exchanges which the Company does not and also direct their executions to captive market makers. Continued competition from ultra low cost, flat fee brokers and broader service offerings from other discount brokers could also limit the Company's growth or even lead to a decline in the Company's customer base which would adversely affect its results of operations. Industry-wide changes in trading practices are expected to cause continuing pressure on fees earned by discount brokers for the sale of order flow.

         The Company, like other securities firms, is directly affected by general economic and market conditions including fluctuations in volume and prices of securities, changes and prospects for changes in interest rates and demand for brokerage and investment banking services, all of which can affect the Company's relative profitability. In periods of reduced market activity, profitability is likely to be adversely affected because certain expenses, including salaries and related costs, portions of communications costs and occupancy expenses, remain relatively fixed.
Accordingly, earnings for any period should not be considered representative of any other period.

         Siebert's clearing broker has represented that its computer systems will be year 2000 operable and fully tested by December 31, 1998. The Company's own systems are presently being modified or replaced. The Company believes its cost for meeting this problem will not be material.

CURRENT DEVELOPMENTS

         During the first three months of 1998, the Company, through its Siebert, Brandford, Shank division, acted as either senior manager or co-manager for a total of over $6.1 billion of municipal bond offerings. In addition, the Company was appointed as senior manager for several large planned offerings including Detroit Metro Wayne County Airport ($1 billion). There is no assurance that such offerings will occur as planned.

RESULTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 1998 COMPARED TO THREE MONTHS ENDED MARCH 31, 1997

         Total revenues for the first three months of 1998 were $6.6 million, an increase of $912,000 or 16% over the same period in 1997. Investment banking and interest and dividend revenues increased as compared to the prior year, however, commission and fee income and trading profits decreased.

         Commission and fee income decreased $149,000 or 3.1% to $4.6 million due to lower commissions earned per trade resulting from the increase of lower priced electronic trading, price reductions on other related services caused by increased competition from ultra low cost, flat fee brokers and a reduction of order flow fees.

         Investment banking revenues increased $1.2 million or 420% to $1.5 million primarily due to the increased tax exempt underwriting activity by the Siebert, Brandford, Shank division in 1998. This division had minimal operations for the first three months of 1997, since it only began operations in late 1996.

         Trading profits decreased $172,000 or 34% to $339,000 primarily due to reduced income opportunities in trading of listed bond funds, the firm's principal trading activity.

         Interest and dividends increased $27,000 or 20% to $163,000 primarily due to trading strategies which generated higher dividend income.

         Total expenses for the first three months of 1998 were $5.4 million, an increase of $101,000 or 1.9% over the same period in 1997. Employee compensation and benefits, occupancy, interest and other general and administrative costs increased and all other expenses decreased.

         Employee compensation and benefit costs increased $527,000 or 29% to $2.3 million primarily due to commissions paid to the Siebert, Brandford, Shank division's sales personnel resulting from increased tax exempt underwriting activity.

         Clearing and floor brokerage fees decreased $68,000 or 6.0% to $1.1 million. Such costs decreased primarily due to a one time rebate from the clearing broker.

         Advertising and promotion expense decreased $451,000 or 50% to $450,000 due to decreased branch and service promotion.

         Communications expense decreased $23,000 or 5.3% to $409,000 primarily due to telephone contract price reductions.

         Occupancy costs increased $33,000 or 20% to $196,000 principally due to a lease extension option cancellation fee paid during 1998.

         Interest expense increased $8,000 or 8.7% to $100,000 primarily due to greater use of margin borrowings and short positions in proprietary trading activity.

         Other general and administrative expenses increased $76,000 or 11% to $781,000 primarily due to increased business development expenses related to the municipal investment banking staff.

         Provision for income taxes increased $254,000 or 140% to $436,000 primarily due to an increase in net income before tax in the first quarter of 1998 of $810,000 or 188% to $1.2 million over the same period in 1997, partially offset by a refund of local taxes.

YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

         Total revenues for 1997 were $25.9 million, an increase of $1.7 million or 7.1% over 1996. Investment banking revenues, trading and interest and dividend revenues increased as compared to the prior year, however, commission and fee income decreased.

         Commission and fee income decreased $1.2 million or 6.1% to $18.9 million due to lower commissions earned per trade resulting from the increase of lower priced electronic trading, price reductions on other related services caused by increased competition from ultra low cost flat fee brokers and a reduction of order flow fees.

         Trading profits increased $926,000 or 107% to $1,795,000 primarily due to increased activity in secondary municipal bond trading by the Siebert, Brandford, Shank division and improved trading opportunities in the principal listed bond funds trading activity.

         Interest and dividends increased $48,000 or 7.4% to $705,000 primarily due to trading strategies which generated greater dividend income.

         Investment banking revenues increased $2.0 million or 77% to $4.5 million primarily due to a whole year of tax exempt underwriting activity by the Siebert, Brandford, Shank division in 1997. This division operated for only three months of the year in 1996.

         Total expenses for 1997 were $21.2 million, a decrease of $806,000 or 3.7% over 1996. Both employee compensation and benefits and advertising and promotion decreased. All other categories of costs increased.

         Employee compensation and benefit costs decreased $1.5 million or 16% to $8.2 million primarily due to Muriel Siebert's compensation reduction, offset by a full year's worth of compensation for the Siebert, Brandford, Shank division's principals, municipal investment banking staff and commission based municipal trading personnel.

         Clearing and brokerage fees increased $90,000 or 2.0% to $4.7 million. Such costs increased due to a higher volume of tickets.

         Advertising and promotion expense decreased $514,000 or 15.7% to $2.8 million due to decreased branch and service promotion; 1996 included several one time expenses related to branch expansion and on-line trading.

         Communications expense increased $87,000 or 6.4% to $1.4 million as the client base and volume increased and more services were offered directly on-line and from activities of the investment banking staff. These increases were partially offset by telephone contract price reductions.

         Occupancy costs increased $245,000 or 61% to $649,000 principally due to a full year's worth of rent in 1997 for new retail and investment banking branch offices opened during 1996.

         Interest expense increased $128,000 or 44% to $418,000 primarily due to greater use of margin borrowings and short positions in proprietary trading activity.

         Other general and administrative expenses increased $704,000 or 30% to $3.0 million primarily due to travel and entertainment expenses related to the new municipal investment banking staff and a range of miscellaneous costs associated with increased volume.

         Current and pro forma provision for income taxes increased $1.1 million or 116% to $2.1 million while net income for 1997 was $2.6 million, an increase of $1.4 million or 116% over 1996, both proportional to a similar increase in pre-tax income.

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

         Total revenues for 1996 were $24.2 million, an increase of $3.1 million or 15% over 1995. Commission and fee income and investment banking revenues increased and trading and interest and dividend revenues declined.

         Commission and fee income increased $4.5 million or 29% to $20.1 million due to the continued bull market and increased spending for advertising and promotion to attract additional clients. In addition, under a new clearing agreement which was phased in during the second quarter of 1995, Siebert received additional commission income on client margin and free credit balances and investments in certain mutual and money market funds and the amounts of related customer balances and investments increased substantially.

         Trading profits declined $1.7 million or 67% to $869,000 due to a continuing lack of liquidity and substantially reduced volatility in markets in which the firm trades, thus limiting trading and arbitrage opportunities compared to the prior year.

         Interest and dividends decreased $733,000 or 53% to $656,000 due to decreases in long trading positions and in trading strategies which generated greater dividend income in 1995 over the corresponding period in 1996.

         Investment banking revenues increased $1.1 million or 81% to $2.5 million due to increased participation in both equity and tax exempt underwritings over the prior year period. This resulted from providing additional resources to the development of both types of business and, from October 1, 1996, the addition of over 20 municipal investment banking professionals to form the Siebert, Brandford, Shank division engaged in tax exempt underwriting.

         Total costs and expenses for 1996 were $22.0 million, an increase of $2.2 million or 11% over 1995. All categories of costs increased except interest expense and other general and administrative expenses.

         Employee compensation and benefit costs increased $1.2 million or 14% to $9.8 million due to provisions for bonus payments and to increases in staffing to cover the trading and service needs of the retail commission business, and, in the fourth quarter, the tax exempt underwriting business. Management, staff and incentive bonuses increased $350,000 reflecting volume, improved performance and firm profitability. The balance of the increase relates primarily to an increase in average head count of 73 for 1995 to 95 for 1996, an increase of 32%. The staff increase is primarily related to the increase in retail commission business and, in the fourth quarter, the addition of the municipal investment banking professionals.

         Clearing and brokerage fees increased $336,000 or 7.9% to $4.6 million. Such costs increased substantially less than commission volume due to the effect of a new clearing cost structure that became effective in the second quarter of 1995.

         Advertising and promotion expense increased $780,000 or 31% to $3.3 million due to increased branch and service promotion (for example, the opening of the Naples office in early 1996 and the Surfside and Palm Beach offices in late 1996 and the introduction of new products such as "Siebert OnLine") and increased advertising and promotion to differentiate Siebert from other firms in an increasingly competitive environment.

         Communications expense increased $240,000 or 22% to $1.4 million as the client base and volume increased and more services were offered directly on-line.

         Occupancy costs increased $77,000 or 24% to $403,000 principally due to opening a new branch in Naples, Florida in December 1995, pre-opening and rental costs of three new retail branches in late 1996, and the new location costs for the Siebert, Brandford, Shank division for the fourth quarter of 1996.

         Interest expense declined $278,000 or 49% to $291,000 primarily due to the decreased use of equity trading strategies that involve large short positions. Dividend charges against short positions are included as part of interest expense.

         Other general and administrative expenses decreased $122,000 or 5% to $2.3 million due principally to reduced legal and consulting fees in the current year. Included in general and administrative costs for 1996 are approximately $210,000 in legal, accounting and printing costs related to the JMI merger in November 1996.

         Siebert's current and pro forma provision for income taxes increased $405,000 or 74% to $953,000 while pro forma net income for 1996 was $1.2 million, an increase of $516,000 or 74% over 1995, both proportional to a similar increase in pre-tax income.

YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

         Total revenues for 1995 were $21.0 million, an increase of $3.7 million or 21% over 1994. Commission and fee income and interest and dividend revenues increased and trading and investment banking revenues declined.

         Commission and fee income increased $3.5 million or 29% to $15.6 million due to the continued bull market and increased spending for advertising to attract additional clients.

         Trading profits declined $607,000 or 19% to $2.6 million due to a lack of liquidity and substantially reduced volatility in the firm's markets during the second half of the year thus limiting the trading and arbitrage opportunities present in the first half of the year and in the prior period.

         Interest and dividends increased $927,000 or 200% to $1.4 million due to increases in long trading positions and in trading strategies which generated greater dividend income.

         Investment banking revenues decreased $139,000 or 9.1% to $1.4 million due to reduced underwriting volume generally in municipal markets and a shift from negotiated underwriting transactions to competitively bid transactions which are relatively less profitable for participants.

         Total costs and expenses for 1995 were $19.8 million, an increase of $3.0 million or 18% over 1994. All categories of costs increased except interest expense.

         Employee compensation and benefit costs increased $2.5 million or 40% to $8.6 million due to an increase in Subchapter-S compensation to Ms. Siebert of $1.76 million, an increase in contractual incentive bonus compensation of $355,000 and an increase in the bonus provision for other staff and executives of $365,000.

         Clearing and brokerage fees increased $282,000 or 7.1% to $4.2 million. Such costs increased substantially less than commission volume due to the effect of a new clearing cost structure that became effective in the second quarter of 1995.

         Advertising and promotion expense increased $186,000 or 8.1% to $2.5 million primarily in increased advertising to differentiate Siebert from other firms in an increasingly competitive environment.

         Communications expense increased $117,000 or 12% to $1.1 million due to increased market volume, increased use of "800" number service resulting from national television advertising and increased use of Siebert's market phone service for orders as well as customer inquiries. Also as a result of increased volume, the cost of quote services increased $58,000 or 14%.

         Occupancy costs increased $3,000 or 0.9% to $326,000 primarily from cost escalation provisions in existing leases.

         Interest expense declined $34,000 or 5.7% to $568,000 primarily due to the decreased use of equity trading strategies that involve large short positions. Dividend charges against short positions are included as part of interest expense.

         Pro forma provision for income taxes increased $303,000 or 124% to $548,000 and pro forma net income for 1995 was $697,000, an increase of $385,000 or 123% over 1994, both proportional to a similar increase in pre-tax income.

LIQUIDITY AND CAPITAL RESOURCES

         Upon the completion of the Rights Offering and assuming the exercise of all of the Rights, the Company will have approximately $____ million in additional cash and/or short-term securities.

         The Company's assets are highly liquid, consisting generally of cash, money market funds and securities freely salable in the open market. Siebert's total assets at March 31, 1998 were $20 million, of which $2 million took the form of a secured demand note. At such date, $15 million or 75% of total assets were highly liquid.

         Siebert is subject to the net capital requirements of the SEC, the NYSE and other regulatory authorities. At March 31, 1998, Siebert's regulatory net capital was $9.0 million, $8.7 million in excess of its minimum capital requirement of $250,000.

                                    BUSINESS

GENERAL

         The Company, through its wholly owned subsidiary, Muriel Siebert & Co., Inc. ("Siebert"), is a retail discount brokerage and municipal and corporate investment banking firm operating through 14 offices throughout the country. Muriel F. Siebert, the first woman member of the New York Stock Exchange, is the Chair and President and owns approximately 96% of the outstanding common stock, par value $.01 per share (the "Common Stock"), of the Company.

         The Company has acquired accounts from other discount brokerage firms and, from time to time, the Company has considered acquisitions of other discount brokerage firms or their accounts. Although the Company intends to pursue these opportunities, there can be no assurance that the Company will be able to successfully consummate any such acquisitions in the future.

         The Company was ranked third among discount brokerage firms in the July 1998 issue of SMART MONEY MAGAZINE in part based upon "a huge advance in its responsiveness and solid gains in on-line trading, mutual funds and breadth of products." In addition, unlike many discount brokerage firms, the firm offers a wide variety of underwriting and investment banking services. Such services, offered through its Capital Markets division, include acting as senior manager, co-manager or otherwise participating in the underwriting or sales syndicates of municipal, corporate debt and equity, government agency and mortgage/asset backed securities issues.

         The Company became a reporting company through a merger with J. Michaels, Inc. ("JMI"), a company not previously associated with Siebert
Financial Corp., effective on November 8, 1996. Following the merger, the Company's fiscal year was changed to December 31.

         The Company was incorporated on April 9, 1934 under the laws of the State of Delaware. Siebert was incorporated on June 13, 1969 under the laws of the State of Delaware. The principal executive offices of the Company and Siebert are located at 885 Third Avenue, 17th Floor, New York, New York 10022 and their telephone number is (212) 644-2400.

BUSINESS OVERVIEW

         Siebert provides services to its customers through two main divisions. Through its Retail division, Siebert provides discount brokerage and related services to its retail investor accounts. Through its Capital Markets division, Siebert offers institutional clients equity execution services on an agency basis as well as equity, fixed income and municipal underwriting and investment banking services. In addition, this division participates in the secondary markets for Municipal and U.S. Treasury securities and also trades listed closed end bond funds and certain other securities for its own account. This proprietary trading business is segregated from that of the agency business executed on behalf of institutional clients.

         The Company believes that it is the largest Woman-Owned Business Enterprise ("WBE") that is a New York Stock Exchange member in the capital markets business in the country and the largest Minority and Women's Business Enterprise ("MWBE") in the tax exempt underwriting business in the country through its affiliate Siebert, Brandford, Shank & Co., L.L.C.

THE RETAIL DIVISION

         DISCOUNT BROKERAGE AND RELATED SERVICES. The Securities and Exchange Commission (the "SEC") eliminated fixed commission rates on securities transactions on May 1, 1975, a date that would later come to be known as "May Day," spawning the discount brokerage industry; that very day, on the opening bell, Siebert executed its first discounted commission trade. The firm has been in business and a member of The New York Stock Exchange, Inc. (the "NYSE") longer than any other discount broker.

         Siebert's focus in its discount brokerage business is to serve retail clients who seek a wide selection of quality investment services at commissions that are substantially lower than those of full-commission firms and competitive with the national discounters. In fact, many of Siebert's new accounts come from such full-commission firms.

         Siebert clears all securities transactions on a fully-disclosed basis through National Financial Services Corp. ("NFSC"), a wholly owned subsidiary of Fidelity Investments. NFSC, with over $9 billion in assets, adds state-of-the-art technology as well as back-office experience to the operations
of  Siebert   supplementing   Siebert's  in-house  systems.

         Siebert serves investors who make their own investment decisions. Siebert seeks to assist its customers in their investment decisions by offering a number of value added services, including research by fax and quick and easy access to account information. The firm provides its customers with information via a toll-free 800 service direct to its representatives Monday through Friday between 7:30 a.m. and 7:30 p.m. Eastern Time. Through its SiebertNet, Siebert OnLine and Siebert MarketPhone services, 24 hour access is available to customers.

         INDEPENDENT RETAIL EXECUTION SERVICES. Siebert is independent of Over-the-Counter ("OTC") and Third Market market makers and consequently offers what it believes to be the best possible trade executions for customers. Siebert does not make markets in securities, nor does it position against customer orders. Most of the firm's listed orders are routed to the primary exchange for execution, however, all such customer orders are afforded the opportunity for price improvement. Through a service called NYSE Prime(1), Siebert also has the ability to document to customers all price improvements received on orders executed on the NYSE when orders are filled at better than the National Best Bid/Offer.

         The firm's OTC orders are executed through a network of unaffiliated Nasdaq market makers with no single market maker executing all trades.
Additionally, the firm offers customers execution services through the SelectNet(2) and Instinet(3) systems for an additional fee. These systems give customers access to extended trading hours. Siebert believes that its OTC executions afford its customers the best possible opportunity for consistent price improvement. Siebert does not have any affiliation with market makers and therefore does not execute OTC trades through affiliated market makers.

         Siebert executes trades of fixed income securities through its Capital Markets division. Representatives of this division assist clients in buying, selling or shopping for competitive yields of fixed

---------------------
(1)  NYSE Prime is a service mark of the New York Stock Exchange, Inc.
(2)  SelectNet is a trademark of The Nasdaq Stock Market, Inc.
(3)  Instinet is a trademark of Reuters Group PLC.

income securities, including municipal bonds, corporate bonds, U.S. Treasuries, mortgage-backed securities, Government Sponsored Enterprises, Unit Investment Trusts or Certificates of Deposit. See "Description of Business --Capital Markets Division."

         RETAIL  CUSTOMER  SERVICE.  Siebert  provides retail  customers,  at no additional charge, with personal service via toll-free access to dedicated customer support personnel for all of its products and services. The customer service department is located in its home office in New York City. The department is staffed and supervised by securities professionals qualified to address all of the clients' needs. Each representative is equipped with powerful workstations running multiple software programs simultaneously for quick response to customer inquiries. The workstations display real-time quotes, market information, up-to-date equity and margin balances, positions and account history.

         PRODUCTS AND SERVICES. Siebert offers retail customers a variety of products and services designed to assist them with their investment needs and allow them the convenience of maintaining a single brokerage account for simplicity and security. The firm backs up its order execution service with a guarantee that states, "If you are dissatisfied with a trade for any reason, that trade is commission free," which excludes losses due to fluctuations in the market value of securities and applies only to commissions.

         Siebert's products and services include the Siebert Asset Management account featuring no-fee, no minimum check writing with payee detail; a dividend reinvestment program that allows for the automatic reinvestment of cash dividends as well as capital gains distribution; retirement accounts that are free of fees if the account maintains assets of at least $10,000; $100 million in protection per account, consisting of $500,000 in protection through Securities Investor Protection Corporation ("SIPC") and $99.5 million in additional protection at no charge; and free safekeeping services.

         ELECTRONIC SERVICES. Siebert provides customers with electronic delivery of services through a variety of means, as discussed below. Siebert believes, however, that the electronic delivery services, while cost efficient, do not offer a customer the ultimate in flexibility. Siebert believes a combination of electronic services and personalized telephonic service maintains customer loyalty and best serves the needs of most customers. To that end, all of the services of the firm are supported by trained licensed securities professionals.

         SIEBERTNET - Internet access with features including the efficiency and manageability of placing low commission stock and option orders, obtaining research and real time quotes, confirmation of pending and executed orders, access to late breaking news and valuable financial reports, as well as current account information including balances and positions.

         SIEBERT ONLINE - the firm's popular PC software runs on Windows 3.1, Windows95 and Windows98(4) through a secure private connection. It features easy installation and intuitive operations but its design lends itself to the active trader as well. With the click of a mouse, investors can check their account status, get real-time quotes and place orders 24 hours a day.

         SIEBERT MARKETPHONE(R) - allows customers to trade at their convenience through touch-tone phones and to check balances and executions and receive free real-time quotes (including closed end mutual funds). The service also permits automatic transfer to a live broker or the use of the fax-on-demand feature to select an investment report to be delivered to a fax machine through the firm's Research by Fax(R) service.

-----------------------
(4) Windows 3.1, Windows95 and Windows98 are trademarks of the Microsoft Corporation.

         SELECTNET AND INSTINET - gives customers access to extended trading hours.

         PERFORMANCEFAX - allows customers to receive a comprehensive profit and loss analysis of their portfolios faxed each morning before the market opens. Alternatively, the customer can select from weekly and monthly schedules for receipt of PerformanceFax reports.

         SIEBERT   FUNDEXCHANGE(R)-  the   FundExchange(R)Mutual   Fund  service
provides customers with access to approximately 7,000 mutual funds, including 2,000 no-load funds, about 1,000 of which have no transaction fees.

         ON-LINE STATEMENT IMAGING SYSTEM - electronic imaging of customer statements are displayed directly on the screen of Siebert representatives for fast accurate detail of customer accounts.

         VISA(R)(5) DEBIT CARD - allows customers the convenience of a Siebert VISA debit card.

         SIEBERT RESEARCH BY FAX - customers are able to call toll free from any touch tone telephone and select from a list of research reports that will be faxed 24 hours a day. Upon request, such reports will be mailed to customers or made available for customer pick-up at any branch.

         VIP PREMIERE STATEMENT - these statements offer a more sophisticated view of the brokerage account information including an account valuation section, an asset allocation pie chart, an enhanced activity section and a detailed income summary section.

         NEW ACCOUNTS DEPARTMENT. Siebert maintains a separate New Accounts department to familiarize each customer with Siebert's variety of services, policies and procedures. The department assists in the development of new business received through the firm's print and broadcast advertising as well as its referral programs.

         The New Accounts department assesses the credit worthiness of customers and monitors control procedures for each new customer. These procedures include the use of a combination of nationally recognized fraud prevention services, credit bureaus and internal controls developed and maintained by Siebert. Management feels that these procedures minimize Siebert's exposure to customers' fraudulent activities.

         The New Accounts department staff also assists customers in document management and compliance with regulatory requirements.

         RETIREMENT ACCOUNTS. Siebert offers customers a variety of self-directed retirement accounts for which it acts as agent on all transactions. Custodial services are provided through an affiliate of NFSC, the firm's clearing agent, which also serves as trustee for such accounts. IRA, SEP IRA, ROTH IRA, 401(k) and KEOGH accounts can be invested in a wide array of mutual funds, stocks, bonds and other investments all through one consolidated account. Cash balances in these accounts are swept daily to the money market fund chosen by the customer. Retirement accounts in excess of $10,000 in assets are free of maintenance fees. Retirement accounts also enjoy free dividend reinvestment in more than 12,000 publicly traded securities and mutual funds allowing customers to automatically reinvest cash dividends and capital gains distributions for additional shares of the same security.

         CUSTOMER FINANCING. Customers' securities transactions are effected on either a cash or margin

-----------------------
(5)  VISA is a registered trademark of VISA International, Inc.

basis. Generally, a customer buying securities in a cash-only brokerage account is required to make payment by the settlement date, generally three business days after the trade is executed. However, for purchases of certain types of securities, such as options, a customer must have a cash or a money market fund balance in his or her account sufficient to pay for the trade prior to its execution. When selling securities, a customer is required to deliver the securities, and is entitled to receive the proceeds, on the settlement date. In an account authorized for margin trading, Siebert arranges for the clearing agent to lend its customer a portion of the market value of certain securities up to the limit imposed by the Federal Reserve Board, which for most equity securities is initially 50%. Such loans are collateralized by the securities in the customer's account. Short sales of securities represent sales of borrowed securities and create an obligation to purchase the securities at a later date. Customers may sell securities short in a margin account subject to minimum equity and applicable margin requirements and the availability of such securities to be borrowed.

         In permitting a customer to engage in transactions, Siebert assumes the risk of its customer's failure to meet his or her obligations in the event of adverse changes in the market value of the securities positions in his or her account. Both Siebert and its clearing agent reserve the right to set margin requirements higher than those established by the Federal Reserve Board.

         CURRENT DEVELOPMENTS. In June 1998, Siebert signed a new one year agreement with NFSC which provides, among other things, for reduced ticket charges and execution fees. Such agreement provides for the retroactive effect of the new charges and execution fees in an amount not to exceed $1,000,000. If the new agreement had been effective for the entire calendar year 1997, Siebert would have realized monthly savings of a minimum of $150,000. A pro rata portion of the payment is refundable under certain circumstances and accordingly Siebert will recognize pre-tax income of approximately $750,000 in its financial statements for the second quarter of 1998. The balance shall be recognized in a future period after such balance is no longer refundable. In addition, Siebert will have reduced clearing costs and execution fees for the remainder of the contract term based on the volume of trades and customer account balances. The new agreement also provides increasing volume discounts as the monthly number of trades increases.

         OFFICES. Siebert currently maintains seven retail discount brokerage offices. See "Properties." Customers can visit the offices to obtain market information, place orders, open accounts, deliver and receive checks and securities, and obtain related customer services in person.
Nevertheless, most of Siebert's activities are conducted by telephone and mail.

         The New York office remains open Monday through Friday from 7:30 a.m. to 7:30 p.m., Eastern Time, while branch offices remain open from 9 a.m. to 5 p.m., Eastern Time, to service customers in person and by telephone.

         RISK MANAGEMENT. The principal credit risk to which the Company is exposed on a regular basis is to customers who fail to pay for their purchases or who fail to maintain the minimum required collateral for amounts borrowed against securities positions.

         Siebert has established policies with respect to maximum purchase commitments for new customers or customers with inadequate collateral to support a requested purchase. Managers have some flexibility in allowing certain transactions. When transactions occur outside normal guidelines, such accounts are monitored closely until their payment obligation is completed; if the customer does not meet the commitment, steps are taken to close out the purchase and minimize any losses.

         Siebert has a risk unit specifically responsible for monitoring all customer positions for the maintenance of required collateral. The unit also monitors accounts that may be concentrated unduly in one or more securities whereby a significant decline in the value of a particular concentrated security could reduce the value of the account's collateral below the account's loan obligation. Siebert has not had significant credit losses in the last five years.

         INFORMATION   SYSTEMS.   Siebert's   operations  rely  heavily  on  its
information  processing  and  communications   systems.   Siebert's  system  for
processing securities transactions is highly automated. Registered representatives equipped with online computer terminals can access customer account information, obtain securities prices and related information and enter and confirm orders online.

         To support its customer service delivery systems, as well as other applications such as clearing functions, account administration, record keeping and direct customer access to investment information, Siebert maintains a computer network in New York. Through its clearing agent, Siebert's computers are also linked to the major registered United States securities exchanges, the National Securities Clearing Corporation and The Depository Trust Company. Failure of Siebert's information processing or communication systems for a significant period of time could limit its ability to process its large volume of transactions accurately and rapidly. This could cause Siebert to be unable to satisfy its obligations to customers and other securities firms, and could result in regulatory violations. External events, such as an earthquake or power failure, loss of external information feeds, such as security price information, as well as internal malfunctions, such as those that could occur during the implementation of system modifications, could render part or all of such systems inoperative.

         To enhance the reliability of the system and integrity of data, Siebert maintains carefully monitored backup and recovery functions. These include logging of all critical files intra-day, duplication and storage of all critical data outside of its central computer site each evening, and maintenance of facilities for backup and communications located offsite.

CAPITAL MARKETS DIVISION

         In 1991, Siebert formalized its commitment to its institutional customer base by creating a separate capital markets division (the "Capital Markets Division"). This division has served as a co-manager, selling group member or underwriter on a full spectrum of securities offerings by municipalities, corporations and Federal agencies.

         The two principal areas of the Capital Markets Division are investment banking and institutional equity execution services.

         INVESTMENT BANKING. Siebert offers investment banking services to corporate and municipal clients through its Capital Markets Division which participates in public offerings of equity and debt securities for sale to institutional and individual investors.

         Siebert has participated as an underwriter for taxable and tax-exempt debt, raising capital for many types of issuers including states, counties, cities, transportation authorities, sewer and water authorities and housing and education agencies. Since it began underwriting in 1989, the firm has either senior or co-managed over $100 billion in total transaction value of municipal debt. Siebert has participated as an underwriter in several of the largest common stock offerings that have come to market, including Conrail, Allstate, PacTel Corporation, Estee Lauder and Lucent Technologies. To date, the firm has participated as an underwriter or selling group member in over 210 corporate offerings, including debt issuances, totaling over $137 billion in total transaction value.

         During 1996, Siebert formed the Siebert, Brandford, Shank division of the investment banking group to add to the former activities of Siebert's tax exempt underwriting department. This division is primarily comprised of a group of investment banking professionals who were previously employed by the 13th largest tax exempt underwriting firm in the country. The operations of the Siebert, Brandford, Shank division were moved on July 1, 1998 to a newly formed entity, Siebert, Brandford, Shank & Co., L.L.C. Two individuals, Mr. Napoleon Brandford and Ms. Suzanne F. Shank, own 51% of the equity and are entitled to 51% of the net profits, after Siebert's recovery of start-up expenses, while Siebert is entitled to the balance. The group has made Siebert a more significant factor in the tax exempt underwriting area and is expected to enhance Siebert's government and institutional relationships as well as the breadth of products that can be made available to retail clients. See "Risk Factors --Capitalization of Siebert, Brandford, Shank & Co., L.L.C."

         Pending transfer to Siebert, Brandford, Shank & Co., L.L.C., the municipal bond business has been operated as a division of Siebert, pursuant to the financial arrangement previously described.

         In addition to occupying a portion of Siebert's existing offices in New York, Siebert, Brandford, Shank & Co., L.L.C. operates out of offices in San Francisco, Seattle, Houston, Chicago, Detroit, Los Angeles and Dallas.

         To date, the Siebert, Brandford, Shank division has co-managed or senior co-managed offerings of over $27 billion in total transaction value and senior managed offerings of over $700 million in total transaction value. Clients include the States of California, Texas and Washington and the Cities of New York, Chicago, Detroit and St. Louis.

         The principal sources of revenue of the Capital Markets Division are underwriting profits and management fees derived from underwriting.

         Certain risks are involved in the underwriting of securities. Underwriting syndicates agree to purchase securities at a discount from the initial public offering price. If the securities must be sold below the syndicate cost, an underwriter is exposed to losses on the securities that it has committed to purchase. In the last several years, investment banking firms have increasingly underwritten corporate and municipal offerings with fewer syndicate participants or, in some cases, without an underwriting syndicate. In such cases, the underwriter assumes a larger part or all of the risk of an underwriting transaction. Under Federal securities laws, other laws and court decisions, an underwriter is exposed to substantial potential liability for material misstatements or omissions of fact in the prospectus used to describe the securities being offered. While municipal securities are exempt from the registration requirements of the Securities Act of 1933, as amended, underwriters of municipal securities nevertheless are exposed to substantial potential liability in connection with material misstatements or omissions of fact in the offering documents prepared in connection with offerings of such securities.

         INSTITUTIONAL EQUITY EXECUTION SERVICES. The firm emphasizes personalized service, professional order handling and client satisfaction to approximately 600 institutional accounts. It utilizes up to 15 independent floor brokers that use an extensive network linked via direct "ring down" circuits. Each broker is strategically located on a major exchange which allows Siebert to execute orders in all market environments. Utilizing its clearing arrangement, Siebert has the ability to provide foreign execution and clearing services to institutional customers. Although the firm has a proprietary trading function, it does not execute customer orders against such proprietary positions because Siebert believes its client's interest in a transaction should always be placed above any other interest. The firm's institutional client list includes some of the largest pension funds, investment managers and banks across the country. The firm trades an average of 540,000 shares daily for institutional investors and for its own account.

         The Institutional Equity Execution Services department utilizes the Siebert Real-Time List Execution ("SRLX") system. The SRLX system is designed exclusively for institutional customers who employ the use of basket trading strategies in their portfolio management. This system enables the Capital Markets Division to simultaneously manage an array of baskets for multiple clients while providing real-time analysis. The SRLX system can be integrated into an existing local area network. It is built with the latest 32 bit technology to take advantage of today's Pentium(6)-based PCs running Microsoft Windows98, Windows95 or Windows NT(7). Data integrity is assured through a private digital T1 line with built-in network redundancy.

         The SRLX system is built for institutional customers with features designed to add significant value to their trading capabilities. This system's features include: design and development by in-house professionals for reliability and speed; sophisticated graphical interface allowing exceptional control and monitoring; real-time order entry, reporting and messaging from the inter-market trading network; real-time basket analysis including average pricing and liquidity; multiple basket management from a single window; account allocation and automated report uploading; customized client reports; active intervention for large blocks or inactive stocks; and built-in fail-safe and recovery system.

ADVERTISING, MARKETING AND PROMOTION

         Siebert develops and maintains its retail customer base through printed advertising in financial publications, broadcast commercials over national and local cable TV channels as well as promotional efforts and public appearances by Ms. Siebert. Additionally, a significant portion of the firm's new business is developed directly from referrals by satisfied customers. Many of the firm's competitors expend substantial funds in advertising and direct solicitation of prospects and customers to increase their share of the market.

         The Capital Markets Division maintains a practice of announcing in advance that it will contribute a portion of the net commission revenues it derives from sales of certain negotiated new issue equity, municipal and government bonds to charitable organizations. Siebert is certified as a WBE with numerous states, agencies and authorities. Siebert is the only WBE which offers both retail and institutional product distribution capabilities. It is also the largest WBE with significant minority participation. Although it has been a member of the New York Stock Exchange since 1967, new business opportunities have become available to it based upon its status as a WBE. See "Description of Business - Regulation."

COMPETITION

         Siebert encounters significant competition from full-commission and discount brokerage firms, as well as from financial institutions, mutual fund sponsors and other organizations many of which are significantly larger and better capitalized than Siebert. The general financial success of the securities industry over the past several years has strengthened existing competitors. Siebert believes that such success will continue to attract additional competitors such as banks, insurance companies, providers of online financial and information services and others as they expand their product lines. Many of these competitors are larger, more diversified, have greater capital resources, and offer a wider range of services and financial products than Siebert. Some such firms are offering their services over the facilities of the internet and have devoted more resources to and have more elaborate web sites than the Company. See "Use of Proceeds." Siebert competes with a wide variety of vendors of financial services for the same customers. Siebert believes that its main competitive advantages are quality of execution and

------------------------
(6)  Pentium is a trademark of the Intel Corporation.
(7)  Microsoft  Windows98,   Windows95  and  WindowsNT  are  trademarks  of  the
     Microsoft Corporation.

service, responsiveness, price of services and products offered and the breadth of its product line.

         There are currently over sixty principal competitors with Siebert in the discount brokerage business. Siebert charges commissions generally lower than other discount brokers but more than some others. In investment banking, Siebert's principal competitors for business include both national and regional firms, some of whom have resources substantially greater than Siebert's. Siebert believes that it is one of the largest independent discount brokerage firms, as most firms that were previously independent have been purchased by or merged into larger financial institutions.

REGULATION

         The securities industry in the United States is subject to extensive regulation under both Federal and state laws. The SEC is the Federal agency charged with administration of the Federal securities laws. Siebert is registered as a broker-dealer with the SEC, the NYSE and the National Association of Securities Dealers, Inc. ("NASD"). Much of the regulation of broker-dealers has been delegated to self-regulatory organizations, principally the NASD and national securities exchanges such as the NYSE which is Siebert's primary regulator with respect to financial and operational compliance. These self-regulatory organizations adopt rules (subject to approval by the SEC) governing the industry and conduct periodic examinations of broker-dealers. Securities firms are also subject to regulation by state securities authorities in the states in which they do business. Siebert is registered as a broker-dealer in 48 states, the District of Columbia and Puerto Rico.

         The principal purpose of regulations and discipline of broker-dealers is the protection of customers and the securities markets, rather than protection of creditors and shareholders of broker-dealers. The regulations to which broker-dealers are subject cover all aspects of the securities business, including training of personnel, sales methods, trading practices among broker-dealers, uses and safekeeping of customers' funds and securities, capital structure of securities firms, record keeping, fee arrangements, disclosure to clients, and the conduct of directors, officers and employees. Additional legislation, changes in rules promulgated by the SEC and by self-regulatory organizations or changes in the interpretation or enforcement of existing laws and rules may directly affect the method of operation and profitability of broker-dealers and investment advisers. The SEC, self-regulatory organizations and state securities authorities may conduct administrative proceedings which can result in censure, fine, cease and desist orders or suspension or expulsion of a broker-dealer or an investment adviser, its officers or its employees. Neither the Company nor Siebert has been the subject of any such administrative proceedings.

         As a registered broker-dealer and NASD member organization, Siebert is required by Federal law to belong to SIPC, which provides, in the event of the liquidation of a broker-dealer, protection for securities held in customer accounts held by the firm of up to $500,000 per customer, subject to a limitation of $100,000 on claims for cash balances. The SIPC is funded through assessments on registered broker-dealers. In addition, Siebert, through its clearing agent, has purchased from private insurers additional account protection of up to $99.5 million per customer, as defined, for customer securities positions only. Stocks, bonds, mutual funds and money market funds are considered securities and are protected on a share basis for the purposes of SIPC protection and the additional protection. Neither SIPC protection nor the additional protection applies to fluctuations in the market value of securities.

         Siebert is also authorized by the Municipal Securities Rulemaking Board to effect transactions in municipal securities on behalf of its customers and has obtained certain additional registrations with the SEC and state regulatory agencies necessary to permit it to engage in certain other activities incidental to its brokerage business.

         Margin lending arranged by Siebert is subject to the margin rules of the Board of Governors of the Federal Reserve System and the NYSE. Under such rules, broker-dealers are limited in the amount they may lend in connection with certain purchases and short sales of securities and are also required to impose certain maintenance requirements on the amount of securities and cash held in margin accounts. In addition, those rules and rules of the Chicago Board Options Exchange govern the amount of margin customers must provide and maintain in writing uncovered options.

         In 1996, voters in the State of California approved Proposition 209, a proposed statewide constitutional amendment by initiative, and the Governor issued an executive order requiring state officials to immediately implement the initiative. Proposition 209 bans preferential treatment for women and minorities in state programs. Under Proposition 209, state agencies have been ordered to end all quotas or set asides. A number of lawsuits were filed challenging the constitutionality of the proposition under the Fourteenth Amendment and the equal protection clause and a court in San Francisco issued an injunction blocking the implementation of the proposition. The Court of Appeals for the Ninth Circuit considered the appeal of the injunction blocking Proposition 209's implementation. Such Court expressly upheld Proposition 209 and the Governor responded to the decision by signing an executive order abolishing minority preferences in the awarding of state contracts. Ms. Siebert believes that, irrespective of the legal requirements, as long as there is a "sensitivity to diversity and competitive equality," opportunities will be available for qualified WBEs and MWBEs. See "Description of Business - Advertising, Marketing and Promotion."

NET CAPITAL REQUIREMENTS

         As a registered broker-dealer, Siebert is subject to the SEC's Uniform Net Capital Rule (Rule 15c3-1) (the "Net Capital Rule"), which has also been adopted through incorporation by reference in NYSE Rule 325. Siebert is a member firm of the NYSE and the NASD. The Net Capital Rule specifies minimum net capital requirements for all registered broker-dealers and is designed to measure financial integrity and liquidity. Failure to maintain the required regulatory net capital may subject a firm to suspension or expulsion by the NYSE and the NASD, certain punitive actions by the SEC and other regulatory bodies and, ultimately, may require a firm's liquidation.

         Regulatory net capital is defined as net worth (assets minus liabilities), plus qualifying subordinated borrowings, less certain deductions that result from excluding assets that are not readily convertible into cash and from conservatively valuing certain other assets. These deductions include charges that discount the value of firm security positions to reflect the possibility of adverse changes in market value prior to disposition.

         The Net Capital Rule requires notice of equity capital withdrawals to be provided to the SEC prior to and subsequent to withdrawals exceeding certain sizes. The Net Capital Rule also allows the SEC, under limited circumstances, to restrict a broker-dealer from withdrawing equity capital for up to 20 business days.

         The firm falls within the provisions of Rule 240.15c3-1(a)(1)(ii) promulgated by the SEC. Siebert has elected to use the alternative method, permitted by the rule, which requires that Siebert maintain minimum net capital, as defined, equal to the greater of $250,000 or 2 percent of aggregate debit balances arising from customer transactions, as defined. (The net capital rule of the NYSE also provides that equity capital may not be withdrawn or cash dividends paid if resulting net capital would be less than 5 percent of aggregate debits.) At March 31, 1998, Siebert had net capital of $9 million and net capital requirements of $250,000 under Regulation 240.15c3-1(a)(1)(ii). Siebert is not subject to SEC Rule 15c3-3 and claims exemption from the reserve requirement under Section 15c3-3(k)(2)(ii). The firm maintains net capital in excess of the SEC Rule 17a-11 requirement.

EMPLOYEES

         The Company currently has approximately 115 employees, all of whom are full time and four of whom are corporate officers. None of the employees are represented by a union, and the Company believes that its relations with its employees are good.

PROPERTIES

         Siebert operates its business out of the following fourteen leased offices:

                                                                    Expiration
                                                Approximate           Date of
                                               Office Area in         Current              Renewal
Location                                        Square Feet            Lease                Terms
--------                                        -----------            -----                -----

Corporate Headquarters, Retail and
Investment Banking Office
-------------------------

885 Third Ave.
New York, NY  10022                               7,828 SF             4/30/03               None

Retail Offices
--------------
                                                  1,000 SF            12/31/00               None
9693 Wilshire Boulevard
Beverly Hills, CA  90212

4400 North Federal Highway                        1,038 SF             2/28/02               None
Boca Raton, FL  33431

66 South Street                                   1,341 SF             8/31/98               None
Morristown, NJ  07960

400 Fifth Avenue - South                          1,008 SF             4/22/99               None
Naples, FL  33940

240A South County Road                              770 SF            10/14/00          2 year option
Palm Beach, FL  33480

9569 Harding Avenue                               1,150 SF             9/30/98               None
Surfside, FL  33154

Investment Banking Offices
--------------------------

30 N. LaSalle Street                              1,613 SF             8/31/99               None
Chicago, IL  60602

1845 Woodall Rodgers Freeway                        224 SF             Month to              None
Dallas, TX  75201                                                       month

                                                                    Expiration
                                                Approximate           Date of
                                               Office Area in         Current              Renewal
Location                                        Square Feet            Lease                Terms
--------                                        -----------            -----                -----

400 Renaissance Center                            1,500 SF             Month to              None
Detroit, MI  48243                                                      month

400 Louisiana                                     1,513 SF             6/29/99               None
Houston, TX 77002

523 West 6th Street                               1,138 SF             Month to              None
Los Angeles, CA  90014                                                  month

220 Sansome Street                                3,250 SF             2/28/00               None
San Francisco, CA  94104

601 Union Street                                    325 SF             Month to              None
Seattle, WA  98101                                                      month


         The Company believes that its properties are in good condition and are suitable and adequate for the Company's business operations.

LEGAL PROCEEDINGS

         Siebert is involved in various routine lawsuits of a nature which is deemed customary and incidental to its business. In the opinion of management, the ultimate disposition of such actions will not have a material adverse effect on its financial position or results of operations.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The directors and executive officers of the Company are:

Name                       Age      Position
----                       ---      --------

Muriel F. Siebert          65       Chair, President and Director

Nicholas P. Dermigny       40       Executive Vice President,  Chief  Operating
                                    Officer and Director

Richard M. Feldman         37       Executive Vice President,  Chief  Financial
                                    Officer and Assistant Secretary

Daniel Iesu                38       Secretary

Patricia L. Francy         52       Director

Jane H. Macon              51       Director

Monte E. Wetzler           62       Director

         Certain information furnished to the Company by each director and executive officer is set forth below.

         Muriel F. Siebert has been Chair, President and a director of Siebert since 1969 and the Company since November 8, 1996. The first woman member of the New York Stock Exchange on December 28, 1967, Ms. Siebert served as Superintendent of Banks of the State of New York from 1977 to 1982. She is a director of the New York State Business Council, the National Women's Business Council, the International Women's Forum and the Boy Scouts of Greater New York.

         Nicholas P. Dermigny has been Executive Vice President and Chief Operating Officer of Siebert since joining the firm in 1989 and the Company since November 8, 1996. Prior to 1993, he was responsible for the Retail division. Mr. Dermigny became a director of the Company on November 8, 1996.

         Richard M. Feldman has been Executive Vice President, Chief Financial Officer and Assistant Secretary of Siebert and the Company since October 1997. From August 1992 to October 1997, Mr. Feldman served as Chief Financial Officer of various broker dealers, including Waterhouse Securities, Inc., a national discount brokerage firm headquartered in New York City. Prior to these positions, Mr. Feldman worked ten years for Deloitte & Touche, a large international accounting firm. Mr. Feldman is a Certified Public Accountant.

         Daniel Iesu has been Secretary of Siebert since October 1996 and of the Company since November 8, 1996. He has been Controller of Siebert since 1989.

         Patricia L. Francy is Treasurer and Controller of Columbia University. She previously served as the University's Director of Finance and Director of Budget Operations and has been associated with the University since 1969. Ms. Francy became a director of the Company on March 11, 1997.

         Jane H. Macon is a partner with the law firm of Fulbright & Jaworski L.L.P., San Antonio, Texas. Ms. Macon has been associated with the firm since 1983. Ms. Macon became a director of the Company on November 8, 1996.

         Monte E. Wetzler is a partner with the New York law firm of Brown Raysman Millstein Felder & Steiner, LLP and chairman of its corporate department. From 1988 until October 31, 1996, Mr. Wetzler was a partner with the New York law firm of Whitman Breed Abbott & Morgan, chairman of its corporate department and a member of its executive committee. Mr. Wetzler became a director of the Company on November 8, 1996.

         The Board of Directors has standing Audit and Compensation Committees consisting of Ms. Francy, Ms. Macon and Mr. Wetzler with Ms. Siebert serving as a non-voting member.

         Directors are elected by the shareholders at each annual meeting or, in the case of a vacancy, appointed by the directors then in office, to serve until the next annual meeting or until their successors are elected and qualified. Pursuant to the Company's bylaws, its officers are chosen annually by the Board of Directors and hold office until their respective successors are chosen and qualified.

EXECUTIVE COMPENSATION OF THE COMPANY

         The following table sets forth certain information with respect to compensation awarded to, earned by or paid to (a) the Company's Chief Executive Officer and (b) each of the four most highly compensated executive officers of the Company as of the 1997 year end (other than the Chief Executive Officer) whose total annual salary and bonus exceeded $100,000, in each case for the preceding three fiscal years (collectively, the "Named Executives"). In 1997, 1996 and 1995, there were only two such persons.

                           SUMMARY COMPENSATION TABLE

Name and Principal Position           Year         Salary ($)         Bonus($)
---------------------------           ----         ----------         --------

Muriel F. Siebert                     1997         $  150,000        $       --
Chair and President                   1996            150,000         2,975,000
                                      1995            108,000         3,017,000

Nicholas P. Dermigny                  1997            125,000           187,500
Executive Vice President              1996            125,000           205,000
and Chief Operating Officer           1995            125,000           175,000

Daniel Iesu                           1997             50,000            65,000
Secretary                             1996             50,000            53,250
                                      1995             47,692            42,500

COMPENSATION OF DIRECTORS

         Directors who are not employees of the Company or its subsidiaries are paid a fee at an annual rate of $10,000. On March 11, 1997, each of the non-employee directors of the Company received an option to purchase 40,000 shares of Common Stock at an exercise price of $2.313 per share expiring on the fifth anniversary of the date of grant. Officers and employees of the Company or its subsidiaries receive no remuneration for their services as directors. The Company indemnifies its directors to the extent permitted by applicable law.

STOCK OPTION PLAN

         The Company's 1997 Stock Option Plan (the "Stock Option Plan") was adopted by the Board of Directors in March 1997 and approved by the shareholders on December 1, 1997. The Stock Option Plan permits the issuance of either options intended to qualify as incentive stock options ("Incentive Stock Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options not intended to so qualify ("Nonstatutory Stock Options"). The aggregate fair market value of Common Stock for which a participant is granted Incentive Stock Options that first become exercisable during any given calendar year will be limited to $100,000. To the extent such limitation is exceeded, an option will be treated as a Nonstatutory Stock Option.

         The Stock Option Plan provides for the grant of options to purchase up to 2,100,000 shares of Common Stock to employees of the Company and its subsidiaries. The Stock Option Plan is administered by a committee of the Board of Directors consisting of Patricia L. Francy, Jane H. Macon and Monte E. Wetzler (the "Committee") that selects persons to receive awards under the Stock Option Plan, determines the amount of each award and the terms and conditions governing such award, interprets the Stock Option Plan and any awards granted thereunder, establishes rules and regulations for the administration of the Stock Option Plan and takes any other action necessary or desirable for the administration of the Stock Option Plan. The Stock Option Plan may be amended by the Board of Directors as it deems advisable; PROVIDED, HOWEVER, that no amendment will become effective unless approved by affirmative vote of the Company's shareholders if such approval is necessary for the continued validity of the Stock Option Plan or if the failure to obtain such approval would adversely affect the compliance of the Stock Option Plan under any applicable rule or regulation. No amendment may, without the consent of a participant, impair such participant's rights under any option previously granted under the Stock Option Plan.

         The price for which shares of Common Stock may be purchased upon the exercise of an option will be the fair market value of such shares on the date of the grant of such option; PROVIDED, HOWEVER, that an Incentive Stock Option granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company shall have a purchase price for the underlying shares equal to 110% of the fair market value of the Common Stock on the date of grant. An option may be granted for a term not to exceed ten years from the date such option is granted. An Incentive Stock Option awarded to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company may not, in any event, be exercisable after the expiration of five years from the date such Incentive Stock Option is granted. All options will be exercisable in accordance with the terms and conditions set forth in the option agreements evidencing the grant of such options. Except under limited circumstances involving termination of employment due to retirement or death or disability, a participant may not exercise any option granted under the Stock Option Plan within the first year after the date of the grant of such option.

         Full payment of the purchase price for shares of Common Stock purchased upon the exercise, in whole or in part, of an option granted under the Stock Option Plan must be made at the time of such exercise. The Stock Option Plan provides that the purchase price may be paid in cash or in shares of Common Stock valued at their fair market value on the date of purchase. Alternatively, an option may be exercised in whole or in part by delivering a properly executed exercise notice, together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price and applicable withholding taxes, and any other documents that the Committee deems necessary.

         During a participant's lifetime, options granted under the Stock Option Plan will be exercisable only by such participant. Furthermore, any options granted under the Stock Option Plan may not be transferred, other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, a participant may transfer a Nonstatutory Stock Option granted under the Stock Option Plan to his or her spouse, children and/or grandchildren, or to one or more trusts for the benefit of such family members, if the agreement evidencing such option so provides and the participant does not receive any consideration for the transfer.

         On May 16, 1997, the Company granted options to certain of its employees at an exercise price of $2.313 per share, including options to purchase 200,000 shares of Common Stock to its Executive Vice President and Chief Operating Officer. On November 6, 1997, the Company granted options to purchase 40,000 shares of Common Stock to its Executive Vice President and Chief Financial Officer at an exercise price of $2.219 per share. On February 9, 1998, the Company granted options to certain of its employees at an exercise price of $2.688 per share, including options to purchase 40,000 shares of Common Stock to its Executive Vice President and Chief Operating Officer, 8,000 shares of Common Stock to its Executive Vice President and Chief Financial Officer and 8,000 shares of Common Stock to its Secretary. All such options are exercisable at a rate of 20% on the first, second, third, fourth and fifth anniversaries of the date of grant and expire after the tenth anniversary of the date of grant; options to purchase an aggregate of approximately 847,400 shares of Common Stock are currently outstanding and held by 38 employees. Details of such grants are summarized below:

--------------------------------------------------------------------------------
                             1997 STOCK OPTION PLAN
--------------------------------------------------------------------------------
NAME AND POSITION                              FAIR VALUE ($)(1) NUMBER OF UNITS
--------------------------------------------------------------------------------
Muriel F. Siebert, Chair and President                    0                0
--------------------------------------------------------------------------------
Nicholas P. Dermigny, Executive                     287,200          240,000
  Vice President and Chief Operating Officer
--------------------------------------------------------------------------------
Richard M. Feldman, Executive                        55,440           48,000
  Vice President, Chief Financial Officer and
  Assistant Secretary
--------------------------------------------------------------------------------
Daniel Iesu, Secretary                               82,040           68,000
--------------------------------------------------------------------------------
Executive Group (4 persons)                         424,680          356,000
--------------------------------------------------------------------------------
Patricia L. Francy                                        0                0
--------------------------------------------------------------------------------
Jane H. Macon                                             0                0
--------------------------------------------------------------------------------
Monte E. Wetzler                                          0                0
--------------------------------------------------------------------------------
Non-Executive Director Group (3 persons)                  0                0
--------------------------------------------------------------------------------
Non-Executive Officer Employee                      643,782          523,400
  Group (approximately 35 persons)
--------------------------------------------------------------------------------

RESTRICTED STOCK AWARD PLAN

         The 1998 Restricted Stock Award Plan (the "Plan"), provides for awards of not more than 60,000 shares of Common Stock, subject to adjustments for stock splits, stock dividends and other changes in the Company's capitalization, to key employees, to be issued either immediately after the award or at a future date. As provided in the Plan and subject to restrictions, shares awarded may not be disposed of by the recipients for a period of one year from the date of the award. Cash dividends on shares awarded are held by the Company for the benefit of the recipients, subject to the same restrictions as the award. Such dividends (without interest) are paid to the recipients upon lapse of the restrictions.

         Pursuant to the Plan, 400 shares of the Company's Common Stock was awarded to each of 110 employees of the Company, effective January 5, 1998. Additional awards of 400 shares were granted to each of three individuals, effective February 20, 1998. For shares that have been issued, the market value at the date of the awards was $2.25 and $5.75, respectively.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         As a registered broker-dealer, the Company is subject to the Uniform Net Capital Rule (Rule 15c3-1) promulgated by the SEC. "Net capital" is defined as net worth (assets minus liabilities), plus qualifying subordinated borrowings, less certain deductions. Ms. Siebert has executed subordinated notes in favor of the Company in the principal amount of $3 million which bear interest at rates ranging from 4% to 8%.

         The foregoing relationship and transactions have been approved by the Board or a committee of the Board or by the shareholders and, to the extent that such arrangements are available from non-affiliated parties, are on terms no less favorable to the Company than those available from non-affiliated parties.

----------------------
(1) The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: dividend yields ranging from 0% to 3.3%, expected volatility ranging from 25% to 39%, risk-free interest rates ranging from 6.20% to 6.43%, and expected lives ranging from 5 to 10 years.

                             PRINCIPAL SHAREHOLDERS


         The following table sets forth, as of July ____, 1998, certain information with respect to beneficial ownership of the Common Stock by each person (or group of affiliated persons) who is known to the Company to own beneficially more than 5% of the Common Stock, by each of the Company's directors and executive officers and by all directors and executive officers as a group. The persons named in the table have sole voting and investment power with respect to all shares of Common stock shown as beneficially owned by them.

         Name                                    Shares         Percentage(1)
         ----                                    ------         -------------

         Muriel F. Siebert                     20,212,000             96.3%(2)
         885 Third Avenue, Suite 1720
         New York, New York 10022

         Nicholas P. Dermigny                     240,400(3)           1.1%
         Richard M. Feldman                           400                 *
         Daniel Iesu                               68,400(4)              *
         Patricia L. Francy                        40,000(5)              *
         Jane H. Macon                             40,000(5)              *
         Monte E. Wetzler                          40,000(5)              *
         Directors and executive officers      20,641,200(6)          98.3%
           as a group (6 persons)

         ----------------
         * Less than 1%

(1) Percentages computed on the basis of 20,996,440 shares of Common Stock outstanding as of June _____, 1998 in accordance with Rule 13d-3 promulgated under the Exchange Act.

(2) Includes 222,000 shares of Common Stock owned by the Muriel F. Siebert Foundation, Inc. as to which shares Ms. Siebert has voting and investment power.

(3) Includes 240,000 shares of Common Stock which Mr. Dermigny has the rights to acquire pursuant to a stock option grant.

(4) Includes 68,000 shares of Common Stock which Mr. Iesu has the right to acquire pursuant to a stock option grant.

(5) Consists of 40,000 shares of Common Stock which the director has the right to acquire pursuant to a stock option grant.

(6) Includes options to purchase an aggregate of 428,000 shares of Common Stock described in footnotes 3,4 and 5 above.

                               THE RIGHTS OFFERING

THE RIGHTS

         The Company is distributing transferable Rights, at no cost, to the record holders ("Holders") of the Common Stock outstanding as of the Record Date. The Company will distribute one (1) Right for each share of Common Stock held of record on the Record Date. The Rights will be evidenced by transferable Subscription Certificates. The Company's majority shareholder, Chair and President, Muriel F. Siebert, has indicated to the Company that to encourage increased public ownership of stock, and consistent with her waiving her receipt of past cash dividends, she intends to waive the receipt of the Rights to which she would otherwise be entitled. An aggregate of up to approximately 1,100,000 Underlying Shares will be sold upon exercise of the Rights.

         No Subscription Certificate may be divided in such a way as to permit the holder to receive a greater number of Rights than the number to which such Subscription Certificate entitles its holder, except that a depositary, bank, trust company, and securities broker or dealer holding shares of Common Stock on the Record Date for more than one beneficial owner may by delivering a written request by 5:00 p.m., New York City time, on ____________, August ____, 1998 and, upon proper showing to the Subscription Agent, exchange its Subscription Certificate to obtain a Subscription Certificate for the number of Rights to which all such beneficial owners in the aggregate would have been entitled had each been a Holder on the Record Date.

SUBSCRIPTION PRICE

         The Subscription Price is $______ per Underlying Share subscribed for pursuant to the Basic Subscription Privilege or the Oversubscription Privilege. The Subscription Price of the Rights has been determined by the Board of Directors of the Company based upon an opinion of Advest, Inc., its financial advisor, and represents a discount to the market price of the Common Stock at the date of this Prospectus.

EXPIRATION DATE

         The Rights will expire at 5:00 p.m., New York City time, on the Expiration Date. After the Expiration Date, unexercised Rights will be null and void. The Company will not be obligated to honor any purported exercise of Rights received by the Subscription Agent after the Expiration Date, regardless of when the documents relating to such exercise were sent, except pursuant to the Guaranteed Delivery Procedures described below.

SUBSCRIPTION PRIVILEGES

         BASIC SUBSCRIPTION PRIVILEGE. Pursuant to the Basic Subscription Privilege, each Right will entitle the holder thereof to receive, upon payment of the Subscription Price, one (1) share of Common Stock. Certificates representing shares of Common Stock purchased pursuant to the Basic Subscription Privilege will be delivered to subscribers as soon as practicable after the Expiration Date.

         OVERSUBSCRIPTION PRIVILEGE. Subject to the allocation described below, each Right also carries the right to subscribe pursuant to the Oversubscription Privilege at the Subscription Price for a number of additional shares of Common Stock available after satisfaction of all subscriptions pursuant to the Basic Subscription Privilege, subject to proration by the Company under certain circumstances. The right to subscribe for additional shares of Common Stock pursuant to the Oversubscription Privilege is not transferable.

         Underlying Shares will be available for purchase pursuant to the Oversubscription Privilege only to the extent that any Underlying Shares are not subscribed for through the Basic Subscription Privilege. If the Underlying Shares not subscribed for through the Basic Subscription Privilege ("Excess Shares") are not sufficient to satisfy all subscriptions pursuant to the Oversubscription Privilege, the Excess Shares will be allocated pro rata (subject to the elimination of fractional shares) among those holders of Rights exercising the Oversubscription Privilege, in proportion to the number of shares requested by them pursuant to the Oversubscription Privilege. Only Record Date shareholders who exercise the Basic Subscription Privilege in full will be entitled to exercise the Oversubscription Privilege. Transferees of Rights may not exercise the Oversubscription Privilege with respect to such Rights. Certificates representing shares of Common Stock purchased pursuant to the Oversubscription Privilege will be delivered to subscribers as soon as practicable after the Expiration Date and after all prorations have been effected.

         Banks, brokers and other nominee holders of Rights who exercise the Basic Subscription Privilege and the Oversubscription Privilege on behalf of beneficial owners of Rights will be required to certify to the Subscription Agent and the Company, in connection with the exercise of the Oversubscription Privilege, as to the aggregate number of Rights that have been exercised and the number of Underlying Shares that are being subscribed for pursuant to the Oversubscription Privilege by each beneficial owner of Rights on whose behalf such nominee holder is acting and that such person was a beneficial owner on the Record Date.

EXERCISE OF RIGHTS

         Rights may be  exercised by  delivering  to American  Stock  Transfer &
Trust Company, as the Subscription Agent, on or prior to 5:00 p.m., New York City time, on the Expiration Date, the properly completed and executed Subscription Certificate evidencing such Rights with any required signature guarantees, together with payment in full of the Subscription Price for each Underlying Share subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege. Such payment in full must be by (a) check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to American Stock Transfer & Trust Company, as Subscription Agent, or
(b) wire transfer of funds to the account maintained by the Subscription Agent for such purpose at the [CHASE MANHATTAN BANK, ACCOUNT NO. 323053807; ABA NO. 021000021]. The Subscription Price will be deemed to have been received by the Subscription Agent only upon (i) clearance of any uncertified check, (ii) receipt by the Subscription Agent of any certified check or bank draft drawn upon a U.S. bank or any postal, telegraphic or express money order or (iii) receipt of good funds in the Subscription Agent's account designated above. If paying by uncertified personal check, please note that the funds paid thereby may take at least five business days to clear. Accordingly, holders of Rights who wish to pay the Subscription Price by means of uncertified personal check are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment is received and clears by such date and are urged to consider payment by means of certified or cashier's check, money order or wire transfer of funds.

         The address to which the Subscription Certificates and payment of the Subscription Price should be delivered is:

                                          AMERICAN STOCK TRANSFER & TRUST COMPANY

               By Mail:                         By Facsimile Transmission:                        By Hand:
American Stock Transfer & Trust Company               (718) 921-8334               American Stock Transfer & Trust Company
      40 Wall Street, 46th Floor                                                         40 Wall Street, 46th Floor
       New York, New York 10005                                                           New York, New York 10005

                                      To Confirm Receipt and For General Information:
                                                       (800) 937-5449

         If a Rights holder wishes to exercise Rights, but time will not permit such holder to cause the Subscription Certificate or Subscription Certificates evidencing such Rights to reach the Subscription Agent on or prior to the Expiration Date, such Rights may nevertheless be exercised if all of the following conditions (the "Guaranteed Delivery Procedures") are met:

         (i) such holder has caused payment in full of the Subscription Price for each Underlying Share being subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege to be received (in the manner set forth above) by the Subscription Agent on or prior to the Expiration Date;

         (ii) the Subscription Agent receives, on or prior to the Expiration Date, a guarantee notice (a "Notice of Guaranteed Delivery"), substantially in the form provided with the Instruction as to Use of Siebert Financial Corp. Subscription Certificates (the "Instructions") distributed with the Subscription Certificates, from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. (the "NASD"), or from a commercial bank or trust company having an office or correspondent in the United States (each, an "Eligible Institution"), stating the name of the exercising Rights holder, the number of Rights represented by the Subscription Certificate or Subscription Certificates held by such exercising Rights holder, the number of Underlying Shares being subscribed for pursuant to the Basic Subscription Privilege and the number of Underlying Shares, if any, being subscribed for pursuant to the Oversubscription Privilege, and guaranteeing the delivery to the Subscription Agent of any Subscription Certificate evidencing such Rights within three Nasdaq SmallCap Market trading days following the date of the Notice of Guaranteed Delivery; and

         (iii) the properly completed Subscription Certificate or Subscription Certificates evidencing the Rights being exercised, with any required signatures guaranteed, is received by the Subscription Agent within three Nasdaq SmallCap Market trading days following the date of the Notice of Guaranteed Delivery relating thereto. The Notice of Guaranteed Delivery may be delivered to the Subscription Agent in the same manner as Subscription Certificates at the addresses set forth above, or may be transmitted to the Subscription Agent by telegram or facsimile transmission [(TELECOPY NO. (718) 236-4588 OR (718) 234-5001)]. Additional copies of the form of Notice of Guaranteed Delivery are available upon request from the Information Agent, whose address and telephone numbers are set forth under "Information Agent."

         Funds received in payment of the Subscription Price for Excess Shares subscribed for pursuant to the Oversubscription Privilege will be held in a segregated account pending issuance of such Excess Shares. If a Rights holder exercising the Oversubscription Privilege is allocated less than all of the shares of Common Stock that such holder wished to subscribe for pursuant to the Oversubscription Privilege, the excess funds paid by such holder in respect of the Subscription Price for shares not issued shall be returned by mail without interest or deduction as soon as practicable after the Expiration Date.

         Unless a Subscription Certificate (i) provides that the shares of Common Stock to be issued pursuant to the exercise of Rights represented thereby are to be delivered to the holder of such Rights or (ii) is submitted for the account of an Eligible Institution, signatures on such Subscription Certificate must be guaranteed by an Eligible Institution.

         Holders who hold shares of Common Stock for the account of others, such as brokers, trustees or depositories for securities, should notify the respective beneficial owners of such shares as soon as possible to ascertain such beneficial owners' intentions and to obtain instructions with respect to the Rights. If the beneficial owner so instructs, the record holder of such Right should complete Subscription Certificates and submit them to the Subscription Agent with the proper payment. In addition, beneficial owners of Common Stock or Rights held through such a holder should contact the holder and request the holder to effect transactions in accordance with the beneficial owner's instructions.

         The instructions accompanying the Subscription Certificates should be read carefully and followed in detail. DO NOT SEND SUBSCRIPTION CERTIFICATES TO THE COMPANY.

         THE METHOD OF DELIVERY OF SUBSCRIPTION CERTIFICATES AND PAYMENT OF THE SUBSCRIPTION PRICE TO THE SUBSCRIPTION AGENT WILL BE AT THE ELECTION AND RISK OF THE RIGHTS HOLDERS, BUT IF SENT BY MAIL IT IS RECOMMENDED THAT SUCH CERTIFICATES AND PAYMENTS BE SENT BY REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, AND THAT A SUFFICIENT NUMBER OF DAYS BE ALLOWED TO ENSURE DELIVERY TO THE SUBSCRIPTION AGENT AND CLEARANCE OF PAYMENT PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. BECAUSE UNCERTIFIED PERSONAL CHECKS MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR, YOU ARE STRONGLY URGED TO PAY, OR ARRANGE FOR PAYMENT, BY MEANS OF CERTIFIED OR CASHIER'S CHECK, MONEY ORDER OR WIRE TRANSFER OF FUNDS.

         All questions concerning the timeliness, validity, form and eligibility of any exercise of Rights will be determined by the Company, whose determinations will be final and binding. The Company in its sole discretion may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine, or reject the purported exercise of any Right. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as the Company determines in its sole discretion. Neither the Company nor the Subscription Agent will be under any duty to give notification of any defect or irregularity in connection with the submission of Subscription Certificates or incur any liability for failure to give such notification.

         Any questions or requests for assistance concerning the method of exercising Rights or requests for additional copies of this Prospectus, the Instructions or the Notice of Guaranteed Delivery should be directed to the Information Agent, D.F. King & Co., Inc., at its address and telephone number set forth under "Information Agent."

NO REVOCATION

         ONCE A HOLDER OF RIGHTS HAS EXERCISED THE BASIC SUBSCRIPTION PRIVILEGE AND, IF APPLICABLE, THE OVERSUBSCRIPTION PRIVILEGE, SUCH EXERCISE MAY NOT BE REVOKED.

METHOD OF TRANSFERRING RIGHTS

         Rights may be purchased or sold through usual investment channels, including banks and brokers. The Rights may be traded on the Nasdaq SmallCap Market and in the over-the-counter market. It is anticipated that the Rights will trade on a "when issued" basis up to and including the Nasdaq SmallCap Market trading day immediately following the Record Date.

         The Rights evidenced by a single Subscription Certificate may be transferred in whole by endorsing the Subscription Certificate for transfer in accordance with the accompanying Instructions. A portion of the Rights evidenced by a single Subscription Certificate (but not fractional Rights) may be transferred by delivering to the Subscription Agent a Subscription Certificate properly endorsed for transfer, with instructions to register such portion of the Rights evidenced thereby in the name of the transferee (and to issue a new Subscription Certificate to the transferee evidencing such transferred Rights). In such event, a new Subscription Certificate evidencing the balance of the Rights will be issued to the Rights holder or, if the Rights holder so instructs, to an additional transferee.

         The Rights evidenced by a Subscription Certificate also may be sold, in whole or in part, through the Subscription Agent by delivering to the Subscription Agent such Subscription Certificate properly executed for sale by the Subscription Agent. If only a portion of the Rights evidenced by a single Subscription Certificate are to be sold by the Subscription Agent, such Subscription Certificate must be accompanied by instructions setting forth the action to be taken with respect to the Rights that are not to be sold. Promptly following the Expiration Date, the Subscription Agent will send the Rights holder a check for the net proceeds from the sale of any Rights sold. If the Rights can be sold, sales of such Rights will be deemed to have been effected at the weighted average price received by the Subscription Agent for the sale of all Rights through the Subscription Agent, less any applicable brokerage commissions, taxes and other direct expenses of sale. The Company will pay the fees charged by the Subscription Agent for effecting such sales. Orders to sell Rights must be received by the Subscription Agent prior to 11:00 a.m., New York City time, on ____________, August _____, 1998 and the Subscription Agent's obligation to execute orders is subject to its ability to find buyers.

         Holders wishing to transfer all or a portion of their Rights should allow a sufficient amount of time prior to the Expiration Date for (i) the transfer instructions to be received and processed by the Subscription Agent,
(ii) a new Subscription Certificate to be issued and transmitted to the transferee or transferees with respect to transferred Rights, and to the transferor with respect to retained Rights, if any, and (iii) the Rights evidenced by such new Subscription Certificates to be exercised or sold by the recipients thereof. Neither the Company nor the Subscription Agent shall have any liability to a transferee or transferor of Rights if Subscription Certificates are not received in time for exercise or sale prior to the Expiration Date.

         Except for the fees charged by the Subscription Agent (which will be paid by the Company as described above), all commissions, fees and other expenses (including brokerage commissions and transfer taxes) incurred in connection with the purchase, sale or exercise of Rights will be for the account of the transferor of the Rights, and none of such commissions, fees or expenses will be paid by the Company or the Subscription Agent.

         The Company anticipates that the Rights will be eligible for transfer through, and that the exercise of the Basic Subscription Privilege (but not the Oversubscription Privilege) may be effected through the facilities of the Depository Trust Company ("DTC"; Rights exercised through DTC are referred to as "DTC Exercised Rights"). The holder of a DTC Exercised Right may exercise the Oversubscription Privilege in respect of such DTC exercised Right by properly executing and delivering to the Subscription Agent, at or prior to 5:00 p.m., New York City time, on the Expiration Date, a DTC Participant Oversubscription Exercise Form, together with payment of the appropriate

Subscription   Price  for  the  number  of  Underlying   Shares  for  which  the
Oversubscription Privilege is to be exercised. Copies of the DTC Participant Oversubscription Exercise Form may be obtained from the Information Agent.

LISTING AND TRADING

         The outstanding shares of Common Stock are listed on the Nasdaq SmallCap Market. It is anticipated that the Rights will trade on the Nasdaq SmallCap Market and in the over-the-counter market. There can be no assurance, however, that a market for the Rights will develop or as to the price at which the Rights will trade. The Company has applied for the listing of the Underlying Shares on the Nasdaq SmallCap Market.

FOREIGN AND CERTAIN OTHER SHAREHOLDERS

         Subscription Certificates will not be mailed to Holders whose addresses are outside the United States but will be held by the Subscription Agent for their account. To exercise such Rights, such Holders must notify the Subscription Agent on or prior to 11:00 a.m., New York City time, on __________, August _____, 1998, at which time (if no instructions have been received) the Rights represented thereby will be sold, if feasible, and the net proceeds, if any, remitted to such Holders. If the Rights can be sold, sales of such Rights will be deemed to have been effected at the weighted average price received by the Subscription Agent for the sale of all Rights through the Subscription Agent, less any applicable brokerage commissions, taxes and other expenses.

HOLDERS OF OPTIONS AND RESTRICTED STOCK

         The Company will not distribute Rights to holders of vested or non-vested options outstanding on the Record Date pursuant to the Company's Stock Option Plan. Rather, the Company will adjust the exercise price of such vested options by a percentage calculated by dividing the number of shares of Common Stock issued pursuant to the Rights Offering by the number of outstanding shares of Common Stock on the Record Date plus the number of shares of Common Stock issued pursuant to the Rights Offering. See "Management -- Stock Option Plan."

         Holders of restricted stock pursuant to the Company's Restricted Stock Award Plan will be entitled to receive Rights for each restricted share held as of the Record Date. See "Management -- Restricted Stock Award Plan."

OPINION OF FINANCIAL ADVISOR

         The  Company  has  retained  Advest,  Inc.  ("Advest")  to  act  as its exclusive financial advisor in connection with the Rights Offering. On _________, 1998, Advest delivered to the Company its opinion that, from a financial point of view, the Rights Offering is fair to the Company and its shareholders (the "Fairness Opinion"). No limitations were imposed by the Company with respect to the investigations made or procedures followed by Advest in rendering the Fairness Opinion.

         A COPY OF THE FAIRNESS OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX A TO THIS PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. THE SUMMARY OF THE FAIRNESS OPINION OF ADVEST SET FORTH IN THIS PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. SHAREHOLDERS ARE URGED TO READ SUCH OPINION IN ITS ENTIRETY.

         At the Company's Board of Directors meeting on __________, 1998, Advest delivered its oral and written opinion (dated ________, 1998) that the proposed Rights Offering is fair to the Company and its shareholders from a financial point of view.

         The full text of Advest's written opinion, dated __________, 1998, is attached hereto as Annex A. Shareholders are urged to read the opinion in its entirety for the assumptions made, matters considered and limits of the review undertaken by Advest.

         In arriving at its opinion Advest reviewed: (1) registration statement and other publicly available information concerning the Company, (2) financial and operating information with respect to the business, operations and prospects of the Company furnished by the Company, (3) trading history of the Company's common stock and a comparison of that trading history with those of other relevant companies, and (4) a comparison of the financial terms of the Rights Offering with the financial terms of certain other relevant recent transactions.

         In addition, Advest undertook the following analyses in determining the structure of the Rights Offering and assessing the fairness to the Company and its shareholders from a financial point of view: (1) VALUATION ANALYSIS. Advest assessed and compared the Company's trading valuation based upon its recent financial performance and earnings growth relative to its peers which consist of eleven companies; (2) RIGHTS OFFERING ANALYSIS. Advest assessed the structure and terms of seventeen rights offerings that have been issued over the past eighteen months.

         In arriving at its opinion, Advest assumed and relied upon the accuracy and completeness of the financial and other information without assuming any responsibility for independent verification of such information and further relied upon the assurances of management of the Company that they are not aware of any facts that would make such information inaccurate or misleading. The opinion is necessarily based upon market, economic and other conditions as they exist on, and can be evaluated as of __________, 1998.

         Advest, as part of its investment banking business is engaged in the valuation of securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities and private placements, and in valuations for corporate and other purposes. The Company selected Advest to render its opinion on the basis of such firm's expertise. Advest has also performed various investment banking services for the Company in the past and has received customary fees for such services.

VALUATION ANALYSIS

PEER GROUP SELECTION
         Advest selected a peer group for the Company which consists of eleven publicly traded companies that are broker/dealers, discount brokerage firms, internet-based retail brokerage firms and small to mid-cap trading and investment banking firms all of which are located in the U.S. Advest believes that this group of companies represents the best peer group given the Company's broad product offering and recent expansion into other lines of business. The peer group consisted of the following companies: The Charles Schwab Corporation; National Discount Brokers Group, Inc.; E*Trade Group, Inc.; Ameritrade Holding Corporation; Scott & Stringfellow Financial, Inc.; Kinnard Investments Inc.; First Montauk Financial Corp.; Atalanta Sosnoff Capital Corp.; Kirlin Holding Corporation; First Albany Companies Inc.; and Freedom Securities Corporation.

         TRADING AND FINANCIAL PERFORMANCE COMPARISONS The peer group above was used to assess and compare the Company's current trading valuation based upon its recent financial performance (March 31, 1998) and earnings growth relative to such peer group. Based on the Company's closing share price of $_________ on ________, 1998, the Company trades at a price/LTM EPS of ____X, which is [above/below] the peer median of ____X. However, the Company's financial performance as measured by return on average assets ("ROA") and return on average equity ("ROE") of ____% and ____% is significantly [above/below] its peers median ROA and ROE of ____% and ____%, respectively. In addition, the Company's earnings per share growth over the last three years has been ____%, which is significantly [above/below] its peers' median growth rate of ____%. In addition, we analyzed the trading valuation of high growth companies which are a sub-set of the Company's peer group. For the purposes of this analysis, we have defined high growth companies as companies with earnings and sales growth over the past three years greater than ____% and ____%, respectively. Based upon this analysis we came up with three companies which trade at a median price/LTM EPS of ____X and a median three year growth in EPS of ____%, median ROA of ____% and median ROE of ____%. The Company's three year EPS growth, ROA and ROE is significantly [above/below] the high growth peer group median levels. Therefore, based upon the Company's [above/below] average financial performance and earnings growth relative to both sets of peers, the Company's stock appears to be fairly valued at its current trading levels.

RIGHTS OFFERING ANALYSIS

         Advest compiled a list of seventeen rights offerings that have been issued over the past eighteen months. This list was used to analyze: (1) the subscription price of the right relative to the issuer's common stock price in assessing the discount to market (2) the discount to market relative to the transferability of the rights (3) an issuer's common stock price behavior on the record date of the Rights Offering to the expiration date of the Rights Offering. The analysis yielded the following statistics: (1) the median discount to market for all rights offerings was ____% (2) the discount to market for rights which were transferable was ____% (3) the median price decline of an issuer's common stock price was ____% from the Record Date to the Expiration Date. Given the recent significant price movement in the Company's stock price, we used the 30 day average closing stock price to calculate the discount to market price of the subscription right. Based upon the Company's 30 day average stock price of $_______ on __________, 1998, this represents a ____% discount to market at a $_______ subscription price, which is [above/below] the median discount to market for the seventeen rights offerings of ____% and [above/below] median discount of ____% for rights offering with transferability of rights. Assuming the Company's common stock price declines at median levels, this represents a ____% discount to market, which is [above/below] rights offerings with transferable rights.

         The Company selected Advest as its financial advisor because Advest is a nationally recognized investment banking firm engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and for other purposes and has substantial experience in transactions similar to the Rights Offering. Pursuant to an engagement letter dated June __, 1998 with Advest, the Company paid Advest an initial fee for its advisory services of $_____ and became obligated to pay Advest an additional fee of $_____ upon the closing of the Rights Offering. In addition, the engagement letter provides that the Company will reimburse Advest for its reasonable out-of-pocket expenses (including reasonable fees and disbursements of its legal counsel) and will indemnify Advest and certain related persons against certain liabilities arising out of its engagement.

         Advest has in the past provided financial advisory services to the Company and received customary fees for rendering such services. In the ordinary course of business, Advest may actively trade in securities of the Company for its own account and for the account of its customers and, accordingly, may at any time hold a long or short position in such securities.

         The Company does not currently have and has not had within the past two years and does not contemplate hereafter having any material relationship with Advest or any of its affiliates.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS

         Brown Raysman Millstein Felder & Steiner LLP, counsel to the Company, has advised the Company that the following summary reflects their opinion as to the material United States federal income tax considerations applicable to Holders upon the distribution of the Rights, and to Holders of Rights upon their exercise and disposition. Holders should be aware that certain of the federal income tax consequences relevant to the Holders are unclear under existing law or are dependent on factual considerations that cannot currently be determined and counsel have not rendered an opinion with respect to such consequences. An opinion of counsel represents the legal judgment of such counsel and is not binding on the United States Internal Revenue Service (the "Service"). There can be no assurance that the Service will take a similar view as to any of the tax consequences described below. No ruling has been or will be requested from the Service on any tax matters relating to the Rights Offering or the ownership or disposition of the Common Stock.

         This summary is based upon the provisions of the Code, the United States Treasury regulations promulgated thereunder (the "Regulations"), administrative rulings and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or different interpretations. This summary does not purport to deal with all aspects of federal income taxation that may be relevant to a particular Holder or to certain types of Holders subject to special treatment under the federal income tax laws (for example, banks, dealers in securities, life insurance companies, tax exempt organizations and foreign taxpayers), nor does it discuss any aspect of state, local or foreign tax laws. Foreign persons should see "THE RIGHTS OFFERING --Certain United States Tax Consequences to Non-United States Holders" below. Furthermore, this summary is limited to persons that have held the Common Stock as capital assets (generally, property held for investment) within the meaning of Section 1221 of the Code. This discussion is not intended as tax advice to the Holders. Holders are advised to consult their own tax advisors with respect to the consequences to them of the Rights Offering to their own particular tax situations.

         DISTRIBUTION OF THE RIGHTS. Subject to the discussions in "Constructive Distributions Under Section 305 of the Code," below, Holders of Common Stock will not recognize taxable income, for federal income tax purposes, in connection with the distribution of the Rights.

         BASIS AND HOLDING PERIOD OF THE RIGHTS. Except as provided in the following sentence, the basis of the Rights received by a Holder as a distribution with respect to such Holder's Common Stock will be zero. If either
(i) the fair market value of the Rights on the date of issuance is 15% or more of the fair market value (on the date of issuance) of the Common Stock with respect to which they are received or (ii) the Holder elects, in such Holder's federal income tax return for the taxable year in which the Rights are received, to allocate part of the basis of such Common Stock to the Rights, then, upon exercise or transfer of the Rights, the Holder's basis in such Common Stock will be allocated between the Common Stock and the Rights in proportion to the fair market values of each on the date of distribution. The holding period of a Holder with respect to the Rights received as a distribution on such Holder's Common Stock will include the Holder's holding period for the Common Stock with respect to which the Rights were distributed. In the case of a purchaser of Rights, the tax basis of such Rights will be equal to the purchase price paid therefore and the holding period for such Rights will commence on the day following the date of the purchase.

         TRANSFER OF THE RIGHTS. A Holder who sells the Rights received in the distribution prior to exercise will recognize gain or loss equal to the difference between the sale proceeds and such Holder's basis (if any) in the Rights sold. Such gain or loss will be capital gain or loss if gain or loss from a sale of Common Stock held by such Holder would be characterized as capital gain or loss at the time of such sale, and will be long term capital gain or loss if the holding period for the Rights disposed of is more than one year (with a more favorable long term capital gain rate applicable if the holding period is more than eighteen months) and short term capital gain or loss if such holding period is one year or less.

         LAPSE OF THE RIGHTS. Holders who received the Rights in respect of Common Stock who allow the Rights distributed to them to lapse will not recognize any gain or loss, and no adjustment will be made to the basis of the Common Stock owned by such Holders.

         EXERCISE OF THE RIGHTS; BASIS AND HOLDING PERIOD OF COMMON STOCK. Holders of Rights will not recognize gain or loss upon the exercise of such Rights. The basis of the Common Stock acquired through exercise of the Rights will be equal to the sum of the Subscription Price therefor and the Holder's basis in such Rights (if any). The holding period for the Common Stock acquired through exercise of the Rights will begin on the date the Rights are exercised.

         CONSTRUCTIVE DISTRIBUTIONS UNDER SECTION 305 OF THE CODE. Section 305 of the Code provides, as a general rule, that a distribution of rights to acquire stock of a corporation made by such corporation to its shareholders with respect to its stock is not a taxable event. However, there are a number of exceptions to this general rule, and a distribution of rights that falls within any one of such exceptions is treated as "a distribution of property to which section 301 applies" (i.e., a distribution that may be taxable as a dividend).

         Under one of the relevant exceptions, a distribution of stock or stock rights will be treated as a distribution of property to which section 301 applies if it constitutes a "disproportionate distribution" with respect to any class or classes of stock or convertible debt of the corporation. A distribution of stock or stock rights constitutes a "disproportionate distribution" if it is a part of a distribution or a series of distributions (including deemed distributions) that has the effect of (i) the receipt of property (including cash) by some shareholders and (ii) an increase in the proportionate interests of other shareholders in the assets or earnings and profits of the distributing corporation. For this purpose, cash dividends paid with respect to stock and debt service payments made with respect to convertible securities (which are treated for this purpose as outstanding stock) may constitute the requisite "receipt of property" by some shareholders irrespective of whether such dividends or payments are related to the distribution of stock or stock rights. Further, a distribution of stock or stock rights that does not maintain the proportionate interests of the various classes of stock and securities (including any conversion rights relating thereto) of the distributing company may constitute the requisite increase in the proportionate interests in the assets or earnings and profits of the shareholders receiving the distribution of stock or stock rights.

         Under a second relevant exception, a distribution of stock or stock rights by a corporation with respect to its preferred stock generally will be treated as a distribution of property to which section 301 applies unless the distribution is made with respect to convertible preferred stock to take into account a stock dividend, stock split or any similar event (including the sale of stock at less than fair market value pursuant to a rights offering) that would otherwise result in the dilution of the conversion right.

         If the Rights Offering were to result in a distribution of property to which section 301 applies under one of the above-described exceptions, such distribution (measured by the fair market value of the Rights distributed) would be treated, first, as a dividend to the extent of the Company's current or accumulated earnings and profits, then as a tax-free return of capital to the extent of the recipient's basis in the stock to which such distribution is attributable, and finally as an amount received in exchange for such stock.

         The Company has both current and accumulated earnings and profits as of the close of its taxable year ended December 31, 1997 and for the first quarter of 1998. The amount of earnings and profits, if any, that the Company will earn during 1998 will depend on its future actions and financial performance and cannot currently be determined. However, based upon the Company's current projections, it is anticipated that the Company will have current and accumulated earnings and profits for its 1998 tax year sufficient to cover the estimated fair market value of the Rights Offering. In such case, the Rights Offering may result in dividend income to the Holders of Common Stock if the Rights Offering ultimately is determined to have resulted in a distribution of property to which section 301 applies.

         If the Company were to either generate current earnings and profits for 1998 or maintain accumulated earnings and profits and the Rights Offering were treated as a distribution of property to which section 301 applies under one of the above-described exceptions, a Holder might ultimately be treated as having received a dividend pursuant to Section 305 of the Code as a result of the Rights Offering equal to the lesser of the value of the distribution and such Holder's share of the current and/or accumulated earnings and profits of the Company. Subject to certain holding period and taxable income requirements imposed by the Code, an actual or constructive distribution to a corporate Holder resulting from the Rights Offering that is treated as a dividend may qualify for the dividends received deduction available under section 243 of the Code. Corporate Holders claiming such a dividends received deduction are advised to consult with their tax advisors as to the potential limitations applicable to the dividend received deduction and the potential applicability of section 1059 to such deduction.

         Whether or not the Company has current or accumulated earnings and profits, in the event that the Rights Offering is treated as a distribution to which section 301 applies, Holders would receive a basis in the Rights received or other property deemed distributed equal to the amount of such distribution.

         EACH HOLDER IS URGED TO CONSULT WITH SUCH HOLDER'S OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE RIGHTS OFFERING TO SUCH HOLDER'S OWN PARTICULAR TAX SITUATION, INCLUDING THE APPLICATION AND EFFECT OF STATE AND LOCAL INCOME AND OTHER TAX LAWS.

FEDERAL INCOME TAX CONSEQUENCES OF RIGHTS OFFERING TO COMPANY

         The Company will not recognize gain or loss on either the distribution or the exercise or lapse of the Rights.

CERTAIN UNITED STATES TAX CONSEQUENCES TO NON-UNITED STATES HOLDERS

         The following summary describes the material United States federal tax consequences of the distribution, exercise and disposition of the Rights, and the ownership and disposition of Common Stock acquired upon exercise thereof, by a person (a "non-U.S. Holder") who, for United States federal income tax purposes, is a nonresident alien individual, a foreign corporation, foreign partnership, or foreign estate or trust, as such terms are defined in the Code. This summary does not discuss all aspects of federal taxation that may be relevant to a particular non-U.S. Holder, nor does it consider specific facts and circumstances that may be relevant to a particular non-U.S. Holder's tax position.

         ISSUANCE OR EXERCISE OF THE RIGHTS. Subject to the possible application of Section 305 of the Code (see "THE RIGHTS OFFERING--Certain federal Tax Consequences to Holders -- CONSTRUCTIVE DISTRIBUTIONS UNDER SECTION 305 OF THE CODE," above), which could cause the Rights Offering to result in the constructive receipt of dividends (which would be taxable as described in "DIVIDENDS ON COMMON STOCK," below) or of an amount received in exchange for the Common Stock (which would be taxable as described in "DISPOSITION OF RIGHTS OR COMMON STOCK," below), non-U.S. Holders of Common Stock will not recognize taxable income, for United States federal income tax purposes, and will not be subject to withholding of United States federal income tax, in connection with the receipt or exercise of the Rights.

         DISPOSITION OF RIGHTS OR COMMON STOCK. A non-U.S. Holder generally will not be subject to United States federal income tax with respect to any gain recognized on the disposition of the Rights or Common Stock unless (i) the gain is effectively connected with a trade or business of the non-U.S. Holder in the United States, (ii) in the case of a non-U.S. Holder who is a nonresident alien individual and holds either the Rights or such Common Stock as a capital asset, such non-U.S. Holder meets the "substantial presence test" set forth in section 7701(b)(3) of the Code (generally, present in the United States for 183 or more days in the taxable year of sale), (iii) the non-U.S. Holder has owned, directly or by attribution, more than 5% of the Common Stock at any time during the shorter of (A) the period during which the Holder owned the Common Stock and (B) the five-year period ending on the date of disposition of such interest, at the time of disposition, and the Rights or such Common Stock, as the case may be, are/is a United States real property interest within the meaning of Section 897(c)(1) of the Code or (iv) a non-U.S. Holder is subject to tax pursuant to certain provisions of the Code applicable to expatriates.

         DIVIDENDS ON COMMON STOCK. Dividends paid to a non-U.S. Holder of Common Stock will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless (i) the dividends are effectively connected with the conduct of a trade or business of the non-U.S. Holder within the United States or (ii) such non-U.S. Holder meets the "substantial presence test" set forth in section 7701(b)(3) of the Code. In order to claim the benefit of an applicable tax treaty rate, a non-U.S. Holder may have to file with the Company or its dividend paying agent an exemption or reduced treaty rate certificate or letter in accordance with the terms of such treaty and the Code.

         Dividends received by a non-U.S. Holder that are effectively connected with the conduct of a trade or business of a non-U.S. Holder within the United States are exempt from the withholding tax described above. A non-U.S. Holder may claim this exemption by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of Trade or Business in the United States) with the Company or its dividend paying agent. Dividends that are effectively connected with the conduct of a trade or business within the United States (after reduction by certain deductions) are generally taxed at the regular United States federal income tax rate and, in the case of foreign corporations, may also be subject to an additional U.S. branch profits tax of 30% (or lower applicable treaty rate) pursuant to section 884 of the Code.

         FEDERAL ESTATE TAXES. Common Stock held by an individual non-U.S. Holder at the time of death will be included in such Holder's gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

         EACH NON-U.S. HOLDER IS URGED TO CONSULT WITH SUCH NON-U.S. HOLDER'S OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE RIGHTS OFFERING TO SUCH NON-U.S. HOLDER'S OWN PARTICULAR TAX SITUATION, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

         U.S. INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING.

         Under the Regulations, United States information reporting requirements and backup withholding tax may apply to dividends paid on Common Stock to U.S. Holders and non-U.S. Holders. U.S. Holders are required to file annual returns reporting any dividends received during the reporting year and such dividends may be subject to backup withholding when paid unless the U.S. Holder certifies its social security number and that backup withholding is not required.

         The Service has imposed new information reporting and certification requirements and possible backup withholding on payments of dividends to non-U.S. Holders. Non-U.S. Holders should consult with their tax advisers as to compliance with the new rules so as to avoid possible information reporting and backup withholding on dividend payments. U.S. Holders and non-U.S. Holders may be eligible to obtain a refund of any amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the Service.

DESCRIPTION OF COMMON STOCK

         For a description of the Common Stock, see "DESCRIPTION OF CAPITAL STOCK."

SUBSCRIPTION AGENT

         The Company has appointed American Stock Transfer & Trust Company as Subscription Agent for the Rights Offering. The Subscription Agent's address, which is the address to which the Subscription Certificates and payment of the Subscription Price should be delivered, as well as the address to which the Notice of Guaranteed Delivery must be delivered, is:

                                       AMERICAN STOCK TRANSFER & TRUST COMPANY
                 BY MAIL:                         BY FACSIMILE TRANSMISSION:                        BY HAND:
  American Stock Transfer & Trust Company               (718) 921-8334               American Stock Transfer & Trust Company
        40 Wall Street, 46th Floor                                                         40 Wall Street, 46th Floor
         New York, New York 10005                                                           New York, New York 10005

                                       TO CONFIRM RECEIPT AND FOR GENERAL INFORMATION:
                                                        (800) 937-5449

The Company will pay the fees and expenses of the Subscription Agent, and has also agreed to indemnify the Subscription Agent from any liability which it may incur in connection with the Rights Offering. The Company has been informed by the Subscription Agent that it is a bank within the meaning of Section 3(a)(6) of the Exchange Act.

INFORMATION AGENT

         The Company has appointed D.F. King & Co., Inc. as Information Agent for the Rights Offering. Any questions or requests for additional copies of this Prospectus, the Instructions or the Rights Offering Notice of Guaranteed Delivery may be directed to the Information Agent at the telephone numbers and address below.

                              D.F. KING & CO., INC.

                                 77 Water Street
                                   20th Floor
                               New York, NY 10005
                 Banks and Brokers Call Collect: (212) 269-5550
                      Others Call Toll Free: 1-800-859-8508

The Company will pay the fees and expenses of the Information Agent and has also agreed to indemnify the Information Agent from certain liabilities which it may incur in connection with the Rights Offering.

                          DESCRIPTION OF CAPITAL STOCK

         The following general summary of the material terms of the capital stock of the Company does not purport to be complete and is subject to, and qualified in its entirety by reference to, the pertinent portions of the Company's Certificate of Incorporation.

GENERAL

         The authorized capital stock of the Company consists of 49,000,000 shares of common stock, par value $.01 per share (the "Common Stock"). As of June _____, 1998, there were 20,996,440 shares of the Common Stock outstanding. Of this number, 20,212,000 shares of Common Stock, or 96%, were owned or controlled by Muriel F. Siebert.

COMMON STOCK

         GENERAL. There are no redemption or sinking fund provisions applicable to the shares of Common Stock and such shares are not entitled to any preemptive rights.

         VOTING. Each holder of Common Stock is entitled to one vote for each share registered in the holder's name on the books of the Company. Since none of the shares of Common Stock have cumulative voting rights, the holders of more than 50% of the shares can elect all the directors of the Company if they so chose and, in that event, the holders of the remaining shares will not be able to elect any directors.

         DIVIDENDS. The holders of Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors of the Company from the assets of the Company which are legally available therefor.

         LIQUIDATION. Upon the liquidation, dissolution or winding-up of the Company, holders of Common Stock are entitled to receive, pro rate, after the prior rights of creditors have been satisfied, all the remaining assets of the Company available for distribution.

         TRANSFER AGENT AND REGISTRAR. American Stock Transfer & Trust Company is the transfer agent and registrar for the Common Stock.

                              PLAN OF DISTRIBUTION

         The Company is distributing transferable Rights, at no cost, to the Holders of the Common Stock outstanding as of the Record Date. See "THE RIGHTS OFFERING --The Rights." Each Right will entitle the holder thereof to receive, upon payment of the Subscription Price, one (1) share of Common Stock. Record Date shareholders who fully exercise all Rights distributed to them will also be entitled to subscribe at the Subscription Price for shares of Common Stock that are not otherwise purchased pursuant to the exercise of Rights, subject to proration by the Company under certain circumstances. The Company's majority shareholder, Muriel F. Siebert, has indicated to the Company that to encourage increased public ownership of stock, and consistent with her waiving her receipt of past dividends, she intends to waive the receipt of the Rights to which she would otherwise be entitled. See "THE RIGHTS OFFERING -- Subscription Privileges."

         The Company anticipates receiving approximately $ in proceeds from the Rights Offering, after payment of approximately $235,000 of fees and expenses incurred in connection with the Rights Offering. See "USE OF PROCEEDS."

TRADING

         The outstanding shares of Common Stock are traded in the Nasdaq SmallCap Market. The Company has applied for listing the shares offered hereby in the Nasdaq SmallCap Market.

DESCRIPTION OF COMMON STOCK

         For a description of the Common Stock, see "Description of Capital Stock."

                                  LEGAL MATTERS

          The legality of the securities offered hereby is being passed upon for the Company by Brown Raysman Millstein Felder & Steiner, LLP, New York, New York.

                                     EXPERTS

          The consolidated statements of financial condition of Siebert Financial Corp. and its subsidiary, Muriel Siebert & Co., Inc., as of December 31, 1997 and December 31, 1996, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997 included in this Prospectus have been audited by Richard A. Eisner & Company, LLP, independent auditors, as indicated in their report with respect thereto, and are included herein in reliance upon such report given upon authority of said firm as experts in accounting and auditing.

                     SIEBERT FINANCIAL CORP. AND SUBSIDIARY

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----

    Report of Independent Auditors..........................................F-2

    Consolidated Statements of Financial Condition at
      March 31, 1998 (unaudited) and December 31, 1997 and 1996 ............F-3

    Consolidated Statements of Income for the three months
      ended March 31, 1998 and 1997 (unaudited).............................F-4

    Consolidated Statements of Income for each of the years in the three-year period ended December 31, 1997.........................F-5

    Consolidated Statements of Changes in Shareholders' Equity
      for each of the years in the three-year period ended
      December 31, 1997 and the three months ended
      March 31, 1998 (unaudited)............................................F-6

    Consolidated Statements of Cash Flows for the three months ended March 31, 1998 and 1997 (unaudited).............................F-7

    Consolidated Statements of Cash Flows for each of the years in the three-year period ended December 31, 1997......................F-8

    Notes to Consolidated Financial Statements..............................F-9

REPORT OF INDEPENDENT AUDITORS

Board of Directors
Siebert Financial Corp.
New York, New York


We have audited the accompanying consolidated statements of financial condition of Siebert Financial Corp. and its wholly owned subsidiary as of December 31, 1997 and December 31, 1996, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Siebert Financial Corp. and its wholly owned subsidiary as of December 31, 1997 and December 31, 1996, and the consolidated results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles.


Richard A. Eisner & Company, LLP

New York, New York
February 13, 1998

(April 7, 1998, with respect to the third and fourth paragraphs of Note F)

SIEBERT FINANCIAL CORP. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                                    March 31,           December 31,
                                                                       1998      -------------------------
                                                                   (unaudited)      1997           1996
                                                                   -----------   -----------   -----------
ASSETS

Cash and cash equivalents                                          $ 3,808,287   $ 4,394,142   $   231,029
Cash equivalents - restricted                                        1,300,000     1,300,000            --
Receivable from clearing broker                                             --     2,134,839     1,141,439
Securities owned, at market value                                   11,125,733     6,564,668    10,116,248
Secured demand note receivable from affiliate                        2,000,000     2,000,000     2,000,000
Furniture, equipment and leasehold improvements, net                   548,065       475,553       450,254
Investment in affiliate                                                392,000       392,000            --
Prepaid expenses and other assets                                      825,260       620,387       433,738
                                                                   -----------   -----------   -----------

                                                                   $19,999,345   $17,881,589   $14,372,708
                                                                   ===========   ===========   ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
Securities sold, not yet purchased, at market value                $   382,018   $ 2,037,547   $ 1,447,143
Payable to clearing broker                                           2,332,531            --            --
Accounts payable and accrued liabilities                             3,801,810     3,171,485     2,824,000
                                                                   -----------   -----------   -----------

                                                                     6,516,359     5,209,032     4,271,143
                                                                   -----------   -----------   -----------

Commitments and contingent liabilities

Subordinated borrowings payable to affiliate                         3,000,000     3,000,000     3,000,000
                                                                   -----------   -----------   -----------

Shareholders' equity:
Common stock, $.01 par value; 49,000,000 shares
   authorized, 20,993,640 shares outstanding at March 31, 1998,
   20,950,440 shares outstanding at December 31, 1997,
   and 20,943,588 shares  outstanding at December 31, 1996             209,936       209,504       209,436
Additional paid-in capital                                           6,609,182     6,584,963     6,613,972
Retained earnings                                                    3,663,868     2,878,090       278,157
                                                                   -----------   -----------   -----------

                                                                    10,482,986     9,672,557     7,101,565
                                                                   -----------   -----------   -----------

                                                                   $19,999,345   $17,881,589   $14,372,708
                                                                   ===========   ===========   ===========

                              See notes to consolidated financial statements.

SIEBERT FINANCIAL CORP. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

                                                              Three Months Ended
                                                                   March 31,
                                                           -------------------------
                                                               1998          1997
                                                           -----------   -----------
Revenues:
   Commissions and fees                                    $ 4,595,905   $ 4,744,439
   Investment banking                                        1,492,555       287,049
   Trading profits                                             339,064       511,254
   Interest and dividends                                      163,408       136,502
                                                           -----------   -----------

                                                             6,590,932     5,679,244
                                                           -----------   -----------

Expenses:
   Employee compensation and benefits                        2,348,562     1,821,896
   Clearing fees, including floor brokerage                  1,064,941     1,132,850
   Advertising and promotion                                   449,669       901,086
   Communications                                              409,256       432,162
   Occupancy                                                   196,011       162,755
   Interest                                                    100,051        92,075
   Other general and administrative                            781,524       705,937
                                                           -----------   -----------

                                                             5,350,014     5,248,761
                                                           -----------   -----------

Income before provision for income taxes                     1,240,918       430,483

Provision for income taxes                                     436,000       182,000
                                                           -----------   -----------

Net income                                                 $   804,918   $   248,483
                                                           ===========   ===========

Net income per share of common stock - basic and diluted         $0.04         $0.01

Weighted average shares outstanding - basic                 20,992,018    20,945,940

Weighted average shares outstanding - diluted               21,608,615    20,945,940


                 See notes to consolidated financial statements.

SIEBERT FINANCIAL CORP. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

                                                                       Year Ended December 31,
                                                                ---------------------------------------
                                                                    1997          1996          1995
                                                                -----------   -----------   -----------
Revenues:
   Commissions and fees                                         $18,879,674   $20,105,127   $15,645,334
   Investment banking                                             4,487,594     2,532,795     1,396,967
   Trading profits                                                1,795,104       868,823     2,608,078
   Interest and dividends                                           704,911       656,434     1,389,612
                                                                -----------   -----------   -----------

                                                                 25,867,283    24,163,179    21,039,991
                                                                -----------   -----------   -----------
Expenses:
   Employee compensation and benefits                             8,208,006     9,753,847     8,586,116
   Clearing fees, including floor brokerage                       4,675,368     4,585,398     4,249,050
   Advertising and promotion                                      2,751,755     3,265,692     2,485,426
   Communications                                                 1,446,817     1,359,325     1,119,189
   Occupancy                                                        648,763       403,534       326,089
   Interest                                                         418,405       290,465       568,326
   Other general and administrative                               3,043,068     2,339,483     2,461,122
                                                                -----------   -----------   -----------

                                                                 21,192,182    21,997,744    19,795,318
                                                                -----------   -----------   -----------

Income before provision for income taxes                          4,675,101     2,165,435     1,244,673

Provision for income taxes - current                              2,057,000       201,000            --
                                                                -----------   -----------   -----------

NET INCOME - HISTORICAL                                         $ 2,618,101     1,964,435     1,244,673
                                                                ===========

Pro forma provision for income taxes                                              752,000       548,000
                                                                              -----------   -----------

NET INCOME - PRO FORMA                                                          1,212,435   $   696,673
                                                                                            ===========

SUPPLEMENTARY PRO FORMA ADJUSTMENT:
   Effect of officer's salary reduction as though
      1997 salary had been in effect in 1996                                    2,975,000
   Related income taxes                                                        (1,309,000)
                                                                              -----------

SUPPLEMENTARY PRO FORMA NET INCOME                                            $ 2,878,435
                                                                              ===========

Net income per share of common stock - basic and diluted:
   Historical                                                          $.12
   Pro forma                                                                         $.06          $.03
   Supplementary pro forma                                                           $.14

WEIGHTED AVERAGE SHARES DEEMED OUTSTANDING                       20,949,484    20,943,588    20,943,588

                             See notes to consolidated financial statements.

SIEBERT FINANCIAL CORP. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                               Common Stock
                                           ---------------------
                                             Number                 Additional
                                               of       $.01 Par     Paid-in       Retained
                                             Shares       Value      Capital       Earnings         Total
                                           ----------   --------   -----------    -----------    ------------

BALANCE - JANUARY 1, 1995                  20,420,000   $204,200   $        --    $ 3,688,257    $  3,892,457

Net income                                         --         --            --      1,244,673       1,244,673
                                           ----------   --------   -----------    -----------    ------------

BALANCE - DECEMBER 31, 1995                20,420,000    204,200            --      4,932,930       5,137,130

Net income as subchapter - S corporation
   January 1, 1996 - November 8, 1996              --         --            --      1,686,278       1,686,278

Transfer upon change in tax status                 --         --     6,619,208     (6,619,208)             --

Issuance of shares in connection with
   reorganization                             523,588      5,236        (5,236)            --              --

Net income as C corporation
   November 9, 1996 - December 31, 1996            --         --            --        278,157         278,157
                                           ----------   --------   -----------    -----------    ------------

BALANCE - DECEMBER 31, 1996                20,943,588    209,436     6,613,972        278,157       7,101,565

Net income                                         --         --            --      2,618,101       2,618,101

Issuance of shares in connection with
   offering, net of expenses                    6,852         68       (29,009)            --         (28,941)

Dividend on common stock                           --         --            --        (18,168)        (18,168)
                                           ----------   --------   -----------    -----------    ------------

BALANCE - DECEMBER 31, 1997                20,950,440    209,504     6,584,963      2,878,090       9,672,557

Net income                                         --         --            --        804,918         804,918

Issuance of shares in connection with
   Restricted Stock Award Plan, net of
   2,000 shares forfeited                      43,200        432          (432)            --              --

Noncash compensation in connection
   with Restricted Stock Award Plan                --         --        24,651             --          24,651

Dividend on common stock                           --         --            --        (19,140)        (19,140)
                                           ----------   --------   -----------    -----------    ------------

BALANCE - MARCH 31, 1998 (UNAUDITED)       20,993,640   $209,936   $ 6,609,182    $ 3,663,868    $ 10,482,986
                                           ==========   ========   ===========    ===========    ============

                                See notes to consolidated financial statements.

SIEBERT FINANCIAL CORP. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

                                                                              Three Months Ended
                                                                                   March 31,
                                                                          --------------------------
                                                                              1998           1997
                                                                          -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                             $   804,918    $   248,483
   Adjustments to reconcile net income to net cash (used in) provided by operating activities:
        Depreciation and amortization                                          38,822         37,996
        Noncash compensation                                                   24,651             --
        Changes in operating assets and liabilities:
           Net (increase) decrease in securities owned, at market value    (4,561,065)       786,238
           Net change in receivable from clearing broker                    4,467,370      4,117,804
           (Increase) in prepaid expenses and other assets                   (204,873)       (86,488)
           Net (decrease) in securities sold, not yet purchased,
              at market value                                              (1,655,529)      (964,588)
           Increase (decrease) in accounts payable and accrued
              liabilities                                                     630,325       (296,829)
                                                                          -----------    -----------

              Net cash (used in) provided by operating activities            (455,381)     3,842,616
                                                                          -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of furniture, equipment and leasehold improvements               (111,334)       (76,533)
   Investment in affiliate                                                         --       (392,000)
                                                                          -----------    -----------

              Net cash (used in) investing activities                        (111,334)      (468,533)
                                                                          -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Dividend on common stock                                                   (19,140)            --
   Issuance of shares, net of expenses                                             --        (28,941)
                                                                          -----------    -----------

              Net cash (used in) financing activities                         (19,140)       (28,941)
                                                                          -----------    -----------

              Net (decrease) increase in cash and cash equivalents           (585,855)     3,345,142

Cash and cash equivalents - beginning of period                             4,394,142        231,029
                                                                          -----------    -----------

Cash and cash equivalents - end of period                                 $ 3,808,287    $ 3,576,171
                                                                          ===========    ===========

SUPPLEMENTAL CASH FLOW DISCLOSURES:
   Cash paid for:
      Interest                                                            $   100,051    $    92,075
      Income taxes                                                            337,290         50,075

                           See notes to consolidated financial statements.

SIEBERT FINANCIAL CORP. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                       Year Ended December 31,
                                                                            -----------------------------------------
                                                                                1997          1996            1995
                                                                            -----------    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                               $ 2,618,101    $ 1,964,435    $ 1,244,673
   Adjustments to reconcile net income to net cash provided by
    (used in) operating activities:
        Depreciation and amortization                                           157,010        108,460         67,360
        Changes in operating assets and liabilities:
           Net decrease (increase) in securities owned, at market value       3,551,580      3,630,683     (8,006,577)
           Net change in receivable from clearing broker                       (993,400)    (6,377,785)     8,151,165
           (Increase) in prepaid expenses and other assets                     (186,649)      (292,409)        (2,097)
           Net increase (decrease) in securities sold, not yet purchased,
                at market value                                                 590,404        868,653       (994,994)
           Increase (decrease) in accounts payable and accrued
             liabilities                                                        347,485       (515,229)     1,432,940
                                                                            -----------    -----------    -----------

              Net cash provided by (used in) operating activities             6,084,531       (613,192)     1,892,470
                                                                            -----------    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Investment in cash equivalents-restricted                                 (1,300,000)            --             --
   Purchase of furniture, equipment and leasehold improvements                 (182,309)      (319,850)       (95,771)
   Investment in affiliate                                                     (392,000)            --             --
                                                                            -----------    -----------    -----------

              Net cash (used in) investing activities                        (1,874,309)      (319,850)       (95,771)
                                                                            -----------    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Subordinated borrowings from affiliate                                            --      1,000,000             --
   Repayment of subordinated borrowings from affiliate                               --             --     (2,000,000)
   Issuance of shares, net of expenses                                          (28,941)            --             --
   Dividend on common stock                                                     (18,168)            --             --
                                                                            -----------    -----------    -----------

              Net cash (used in) provided by financing activities               (47,109)     1,000,000     (2,000,000)
                                                                            -----------    -----------    -----------

              Net increase (decrease) in cash and cash equivalents            4,163,113         66,958       (203,301)

Cash and cash equivalents - beginning of year                                   231,029        164,071        367,372
                                                                            -----------    -----------    -----------

Cash and cash equivalents - end of year                                     $ 4,394,142    $   231,029    $   164,071
                                                                            ===========    ===========    ===========

SUPPLEMENTAL CASH FLOW DISCLOSURES:
   Cash paid for:
      Interest                                                              $   405,000    $   290,465    $   568,326
      Income taxes                                                            1,796,000        234,850        126,342

Supplemental information on noncash financing activities:
   During 1995, an affiliate issued a secured demand note to the Company and the Company issued a subordinated note to a shareholder, both in the amount of $2,000,000.

                                    See notes to consolidated financial statements.

                                                         F-8

SIEBERT FINANCIAL CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
THREE MONTHS ENDED MARCH 31, 1998 AND 1997 AND YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995 (INFORMATION WITH RESPECT TO MARCH 31, 1998 AND THE THREE MONTH PERIODS ENDED MARCH 31, 1998 AND 1997 IS UNAUDITED)

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

[1]    ORGANIZATION AND BASIS OF PRESENTATION:

       Siebert Financial Corp. ("Financial"), through its wholly owned subsidiary, Muriel Siebert & Co., Inc. ("Siebert"), engages in the business of providing discount brokerage services for customers, investment banking services for institutional clients and trading securities for its own account.

       In accordance with a Plan and Agreement of Merger (the "Agreement") which closed on November 8, 1996 (the "Merger"), J. Michaels, Inc. ("JMI") issued 20,420,000 shares to Muriel Siebert in exchange for all the issued and outstanding shares of Muriel Siebert Capital Markets Group, Inc., sole shareholder of Siebert. The Agreement provided that JMI liquidate all its assets other than shares of Siebert, and distribute the proceeds to the pre-merger shareholders of JMI who, by virtue of the Merger, collectively retained a 2 1/2% interest in the surviving company which has been renamed Siebert Financial Corp. The Merger has been accounted for as a reorganization of Siebert whereby Financial issued 523,588 shares of its common stock to the pre-merger shareholders of JMI.
       Accordingly, the financial statements for 1996 and 1995 are the historical basis financial statements of Siebert.

       The financial statements reflect the results of operations, financial condition and cash flows of Siebert and, from the date of the Merger, Financial. All significant intercompany accounts have been eliminated. Financial and Siebert collectively are referred to herein as the "Company."

       The consolidated financial statements for the three months ended March 31, 1998 and 1997 are unaudited; however, in the opinion of management, all adjustments considered necessary to reflect fairly the Company's financial position and results of operations, consisting of normal recurring adjustments, have been included. Because of the nature of the Company's business, the results of any interim period are not necessarily indicative of results for a full year.

[2]    SECURITY TRANSACTIONS:

       Prior to 1996, security transactions, commissions, revenues and expenses were recorded on a settlement date basis, generally the third day following the transaction for securities and the next day for options. Revenues and related expenses on a trade date basis were not materially different. Effective January 1, 1996, security transactions, commissions, revenues and expenses are recorded on a trade date basis.

       Siebert clears all its security transactions through an unaffiliated clearing firm on a fully disclosed basis. Accordingly, Siebert does not hold funds or securities for, or owe funds or securities to, its customers. Those functions are performed by the clearing firm which is highly capitalized.

SIEBERT FINANCIAL CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
THREE MONTHS ENDED MARCH 31, 1998 AND 1997 AND YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995 (INFORMATION WITH RESPECT TO MARCH 31, 1998 AND THE THREE MONTH PERIODS ENDED MARCH 31, 1998 AND 1997 IS UNAUDITED)

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

[3]    INCOME TAXES:

       Prior to November 8, 1996, the Company was considered a subchapter-S corporation for tax purposes. Such status was terminated by virtue of the Merger. The historical financial statements do not include a provision for income taxes for the period prior to the termination of the S election. A pro forma provision for income taxes has been reflected which represents taxes which would have been provided had the Company operated as a C corporation for the entire year.

       The Company accounts for income taxes utilizing the asset and liability approach requiring the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the basis of assets and liabilities for financial reporting purposes and tax purposes. The Company files a consolidated Federal income tax return.

[4]    FURNITURE, EQUIPMENT AND LEASEHOLD IMPROVEMENTS:

       Property and equipment is stated at cost and depreciation is calculated using the straight-line method over the lives of the assets, generally five years. Leasehold improvements are amortized over the period of the lease.

[5]    CASH EQUIVALENTS:

       For purposes of reporting cash flows, cash equivalents include money market funds.

[6]    ADVERTISING COSTS:

       Advertising costs are charged to expense as incurred.

[7]    USE OF ESTIMATES:

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

SIEBERT FINANCIAL CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
THREE MONTHS ENDED MARCH 31, 1998 AND 1997 AND YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995 (INFORMATION WITH RESPECT TO MARCH 31, 1998 AND THE THREE MONTH PERIODS ENDED MARCH 31, 1998 AND 1997 IS UNAUDITED)

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

[8]    Earnings per share:

       In 1997, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share." SFAS No. 128 requires the reporting of earnings per basic share and earnings per diluted share. Earnings per basic share are calculated by dividing net income by the weighted average outstanding shares during the period. Earnings per diluted share are calculated by dividing net income by the basic shares and all dilutive securities including options. Adoption of SFAS No. 128 had no effect on prior periods.

[9]    PRO FORMA AND SUPPLEMENTARY PRO FORMA DATA:

       Pro forma net income and pro forma earnings per share give effect to income taxes which would have been provided had the Company operated as a C corporation for all of 1996 and 1995.

       Supplementary pro forma net income and supplementary pro forma earnings per share give effect to the adjustment of Ms. Siebert's salary to the amount set forth in her current salary arrangement and the related tax effect.

[10]   INVESTMENT BANKING:

       Investment banking revenues include gains and fees, net of syndicate expenses, arising primarily from municipal bond offerings in which the Siebert, Brandford, Shank ("SBS") division of Siebert acts as an underwriter or agent. Investment banking management fees are recorded on offering date, sales concessions on settlement date and underwriting fees at the time the underwriting is completed and the income is reasonably determinable.

[11]   CASH EQUIVALENTS - RESTRICTED:

       Cash equivalents - restricted represents cash invested in a money market account which is pledged as collateral for a secured demand note in the amount of $1,200,000 executed in favor of Siebert, Brandford, Shank & Co., L.L.C., an affiliated registered broker dealer.

NOTE B - INVESTMENT IN AFFILIATE

In March 1997, Siebert and two individuals (the "Principals") formed Siebert, Brandford, Shank & Co., L.L.C. to succeed to the tax exempt underwriting business of the SBS division of Siebert when regulatory requirements have been met. The agreements with the Principals provide that profits will be shared 51% to the Principals and 49% to Siebert. Losses incurred in the amount of approximately $601,000 through December 31, 1997 are to be recouped by Siebert prior to any profit allocation to the Principals. Siebert invested $392,000 as its share of the members' capital of Siebert, Brandford, Shank

SIEBERT FINANCIAL CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
THREE MONTHS ENDED MARCH 31, 1998 AND 1997 AND YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995 (INFORMATION WITH RESPECT TO MARCH 31, 1998 AND THE THREE MONTH PERIODS ENDED MARCH 31, 1998 AND 1997 IS UNAUDITED)

NOTE B - INVESTMENT IN AFFILIATE (CONTINUED)

& Co., L.L.C. Siebert operated the SBS division business in accordance with the terms of the agreements with the Principals.

NOTE C - SUBORDINATED BORROWINGS AND SECURED DEMAND NOTE RECEIVABLE

The subordinated borrowings are payable to an affiliate and consist of the following:

                                                 March 31,         December 31,
                                                ----------   -----------------------
                                                   1998         1997         1996
                                                ----------   ----------   ----------
Secured demand note collateral agreement, 4%,
    due December 31, 1999                       $2,000,000   $2,000,000   $2,000,000
Subordinated note, 8%, due January 31, 2000        500,000      500,000      500,000
Subordinated note, 8%, due October 31, 1999        500,000      500,000      500,000
                                                ----------   ----------   ----------

                                                $3,000,000   $3,000,000   $3,000,000
                                                ==========   ==========   ==========

The long-term borrowings are automatically renewed for a period of one year if notice of demand for payment is not given thirteen months prior to maturity.

The subordinated borrowings are available in computing net capital under the Securities and Exchange Commission's (the "SEC") Uniform Net Capital Rule. To the extent that such borrowings are required for Siebert's continued compliance with minimum net capital requirements, they may not be repaid.

Interest paid on subordinated borrowings was approximately $66,000 and $40,000 for the three months ended March 31, 1998 and 1997, respectively, and $160,000, $123,000 and $160,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

The secured demand note receivable of $2,000,000 at March 31, 1998, December 31, 1997 and December 31, 1996 is collateralized by marketable securities with a market value of approximately $2,404,000, $2,446,000 and $2,363,000, respectively.

SIEBERT FINANCIAL CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
THREE MONTHS ENDED MARCH 31, 1998 AND 1997 AND YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995 (INFORMATION WITH RESPECT TO MARCH 31, 1998 AND THE THREE MONTH PERIODS ENDED MARCH 31, 1998 AND 1997 IS UNAUDITED)

NOTE D - FURNITURE, EQUIPMENT AND LEASEHOLD IMPROVEMENTS, NET

Furniture, equipment and leasehold improvements consist of the following:

                                                 March 31,      December 31,
                                                 --------   -------------------
                                                   1998       1997       1996
                                                 --------   --------   --------

Equipment                                        $635,236   $638,534   $569,471
Leasehold improvements                            132,115    128,655     70,576
Furniture and fixtures                             84,468     84,468     61,539
                                                 --------   --------   --------

                                                  851,819    851,657    701,586

Less accumulated depreciation and amortization    303,754    376,104    251,332
                                                 --------   --------   --------

                                                 $548,065   $475,553   $450,254
                                                 ========   ========   ========

Depreciation and amortization expense for the three months ended March 31, 1998 and 1997 amounted to approximately $39,000 and $38,000, respectively. Such expense for the years ended December 31, 1997, 1996 and 1995 amounted to approximately $157,000, $108,000 and $67,000, respectively.

NOTE E - INCOME TAXES

Income tax expense (pro forma for periods prior to November 8, 1996) consists of the following:

                              Three Months Ended
                                   March 31,             Year Ended December 31,
                             ------------------------------------------------------
                               1998       1997        1997        1996       1995
                             --------   --------   ----------   --------   --------

Federal income tax           $407,000   $120,000   $1,360,000   $624,000   $359,000
State and local income tax     29,000     62,000      697,000    329,000    189,000
                             --------   --------   ----------   --------   --------

Income tax expense           $436,000   $182,000   $2,057,000   $953,000   $548,000
                             ========   ========   ==========   ========   ========

A reconciliation between the income tax expense (pro forma for periods prior to November 8, 1996) and income taxes computed by applying the statutory Federal income tax rate to income before taxes is as follows:

SIEBERT FINANCIAL CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
THREE MONTHS ENDED MARCH 31, 1998 AND 1997 AND YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995 (INFORMATION WITH RESPECT TO MARCH 31, 1998 AND THE THREE MONTH PERIODS ENDED MARCH 31, 1998 AND 1997 IS UNAUDITED)

NOTE E - INCOME TAXES (CONTINUED)
                                      Three Months Ended
                                           March 31,              Year Ended December 31,
                                     ---------------------   --------------------------------
                                        1998        1997        1997        1996       1995
                                     ---------    --------   ----------   --------   --------
Expected income tax
    provision at statutory
    Federal tax rate                 $ 422,000    $146,000   $1,590,000   $736,000   $423,000
State and local taxes, net of
    Federal tax effect                 124,000      36,000      467,000    217,000    125,000
Effect of refund of prior year's
    local taxes net of Federal and
    state tax effect
                                      (110,000)         --           --         --         --
                                     ---------    --------   ----------   --------   --------

Income tax expense                   $ 436,000    $182,000   $2,057,000   $953,000   $548,000
                                     =========    ========   ==========   ========   ========

There are no significant temporary differences which give rise to deferred tax assets or liabilities at March 31, 1998, December 31, 1997 and December 31, 1996.


NOTE F - SHAREHOLDERS' EQUITY

Siebert is subject to the SEC's Uniform Net Capital Rule (Rule 15c3-1), which requires the maintenance of minimum net capital. Siebert has elected to use the alternative method, permitted by the rule, which requires that Siebert maintain minimum net capital, as defined, equal to the greater of $250,000 or 2 percent of aggregate debit balances arising from customer transactions, as defined. (The net capital rule of the New York Stock Exchange also provides that equity capital may not be withdrawn or cash dividends paid if resulting net capital would be less than 5 percent of aggregate debits.) At March 31, 1998, December 31, 1997 and December 31, 1996, Siebert had net capital of approximately
$8,967,000,  $9,052,000  and  $7,754,000,  respectively,  as  compared  with net capital requirements of $250,000. Siebert claims exemption from the reserve requirement under Section 15c3-3(k)(2)(ii).

In an offering completed on March 21, 1997, the Company offered to its shareholders with "odd lots" the opportunity to "round up" their shares to the next nearest 100 shares. 6,852 shares were issued with proceeds to the Company of approximately $16,000. Costs related to the offering approximated $45,000.

On December 22, 1997 and March 16, 1998 the Company declared quarterly dividends of $.0225 per share. The principal shareholder waived her right to receive her portion of the dividends.

On April 7, 1998 the Company split its stock 4 for 1 in order to comply with the rules of The Nasdaq Stock Market, Inc. relating to listings on the SmallCap Market. All share and per share data contained herein have been retroactively adjusted to reflect this stock split.

SIEBERT FINANCIAL CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
THREE MONTHS ENDED MARCH 31, 1998 AND 1997 AND YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995 (INFORMATION WITH RESPECT TO MARCH 31, 1998 AND THE THREE MONTH PERIODS ENDED MARCH 31, 1998 AND 1997 IS UNAUDITED)

NOTE G - FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK AND CONCENTRATIONS
         OF  CREDIT RISK

In the normal course of business, Siebert enters into transactions in various financial instruments with off-balance sheet risk. This risk includes both market and credit risk, which may be in excess of the amounts recognized in the statement of financial condition.

Retail customer transactions are cleared through National Financial Services Corp. ("NFSC") on a fully disclosed basis. In the event that customers are unable to fulfill their contractual obligations, NFSC may charge Siebert for any loss incurred in connection with the purchase or sale of securities at prevailing market prices to satisfy customers' obligations. Siebert regularly monitors the activity in its customer accounts for compliance with its margin requirements.

Siebert is exposed to the risk of loss on unsettled customer transactions in the event customers and other counterparties are unable to fulfill contractual obligations. Securities transactions entered into as of March 31, 1998 and December 31, 1997 settled with no adverse effect on Siebert's financial condition.

NOTE H - COMMITMENTS AND CONTINGENT LIABILITIES

The Company rents office space under long-term operating leases expiring in various periods through 2003. These leases call for base rent plus escalations for taxes and operating expenses.

Future minimum rental payments for base rent plus operating expenses under these operating leases are as follows:

                   Year Ending
                   December 31,                    Amount
                   ------------                --------------

                      1998                     $      362,000
                      1999                            356,000
                      2000                            343,000
                      2001                            325,000
                      2002                            307,000
                      Thereafter                      103,000
                                               --------------

                                               $    1,796,000
                                               ==============

Rent expense, including escalations for operating costs, amounted to approximately $129,000 for each of the three months ended March 31, 1998 and 1997, and $424,000, $360,000 and $289,000 for the years ended December 31, 1997,
1996 and 1995, respectively. Payments are being charged to expense over the entire lease term on a straight-line basis.

SIEBERT FINANCIAL CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
THREE MONTHS ENDED MARCH 31, 1998 AND 1997 AND YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995 (INFORMATION WITH RESPECT TO MARCH 31, 1998 AND THE THREE MONTH PERIODS ENDED MARCH 31, 1998 AND 1997 IS UNAUDITED)

NOTE H - COMMITMENTS AND CONTINGENT LIABILITIES (CONTINUED)

Siebert is party to certain claims, suits and complaints arising in the ordinary course of business. In the opinion of management, all such claims, suits and complaints are without merit, or involve amounts which would not have a significant effect on the financial position of the Company.

Siebert sponsors a defined contribution retirement plan under Section 401(k) of the Internal Revenue Code that covers substantially all employees. Participant contributions to the plan are voluntary and are subject to certain limitations. Siebert may also make discretionary contributions to the plan. No contributions were made by Siebert in the years ended December 31, 1997, 1996 and 1995 and in the three month periods ended March 31, 1998 and 1997.

Siebert executed a demand note payable in favor of SBS in the amount of $1,200,000 collaterized by approximately $1,300,000 of cash equivalents which are reported as cash equivalents - restricted. This obligation is not included in the Company's statement of financial condition.

NOTE I - OPTIONS

In 1997, the shareholders of the Company approved the 1997 Stock Option Plan (the "Plan"). The Plan authorizes the grant of options to purchase up to an aggregate of 2,100,000 shares, subject to adjustment in certain circumstances. Both non-qualified options and options intended to qualify as "Incentive Stock Options" under Section 422 of the Internal Revenue Code, as amended, may be granted under the Plan. A Stock Option Committee of the Board of Directors administers the Plan which has the authority to determine when options are granted, the term during which an option may be exercised (provided no option has a term exceeding 10 years), the exercise price and the exercise period. The exercise price shall generally be not less than the fair market value on the date of grant. No option may be granted under the Plan after December 2007.

On March 11, 1997, the Company granted to non-employee directors options to purchase 120,000 shares of the Company's Common Stock at an exercise price of $2.313 per share. The directors' options are exercisable six months from the date of grant and expire five years from the date of grant. On May 16, 1997, pursuant to the Plan, the Company granted options to certain of its employees to purchase 799,000 shares of the Company's Common Stock at an exercise price of $2.313 per share. On November 6, 1997, pursuant to the Plan, the Company granted options to an employee to purchase 40,000 shares of the Company's Common Stock at an exercise price of $2.219 per share. On February 9, 1998, the Company granted options to purchase 76,000 shares of the Company's Common Stock to certain of its employees at an exercise price of $2.688 per share. All such employee options vest 20% per year for five years and expire ten years from the date of grant. As of March 31, 1998, no employee options were exercisable.

SIEBERT FINANCIAL CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
THREE MONTHS ENDED MARCH 31, 1998 AND 1997 AND YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995 (INFORMATION WITH RESPECT TO MARCH 31, 1998 AND THE THREE MONTH PERIODS ENDED MARCH 31, 1998 AND 1997 IS UNAUDITED)

NOTE I - OPTIONS  (CONTINUED)

A summary of the Company's stock option transactions for the three months ended March 31, 1998 and the year ended December 31, 1997 is presented below:

                                                                    1998                           1997
                                                          -----------------------        ------------------------
                                                                         Weighted                        Weighted
                                                                          Average                         Average
                                                                         Exercise                        Exercise
                                                           Shares          Price          Shares           Price
                                                          ---------     ---------        ---------       --------
     Outstanding - beginning of period                      925,200         $2.31               -              -
     Granted                                                 76,000         $2.69          959,000         $2.31
     Forfeited                                                    -             -          (33,800)        $2.31
                                                          ---------                      ---------

     Outstanding - end of period                          1,001,200                        925,200         $2.31
                                                          =========                      =========
                                                                                -
     Exercisable at end of period                           120,000         $2.34          120,000         $2.31

     Weighted average fair value of options granted                $1.16                           $1.18

The following table summarizes information related to options outstanding at March 31, 1998:

                                          Options Outstanding                             Options Exercisable
                         ------------------------------------------------------     -------------------------------
                                           Weighted-Average        Weighted-                           Weighted-
          Range            Number             Remaining             Average           Number            Average
     Exercise Prices     Outstanding       Contractual Life      Exercise Price     Exercisable      Exercise Price
     ---------------     -----------      -------------------    --------------     -----------      --------------

        $2.31               885,200             8.51 Years           $2.31             120,000            $2.31
        $2.22                40,000             9.60 Years           $2.22                   -                -
        $2.69                76,000             9.85 Years           $2.69                   -                -
                         ----------                                                  ---------

      $2.22 - $2.69       1,001,200             8.65 Years           $2.34             120,000            $2.31
                         ==========                                                  =========


The following table summarizes information related to options outstanding at December 31, 1997:

                                          Options Outstanding                             Options Exercisable
                         ------------------------------------------------------     -------------------------------
                                           Weighted-Average        Weighted-                           Weighted-
          Range            Number             Remaining             Average           Number            Average
     Exercise Prices     Outstanding       Contractual Life      Exercise Price     Exercisable      Exercise Price
     ---------------     -----------      -------------------    --------------     -----------      --------------

          $2.31               885,200        8.68 Years              $2.31               120,000         $2.31
          $2.22                40,000        9.85 Years              $2.22                     -             -
                           ----------                                                  ---------

      $2.22 - $2.31           925,200        8.73 Years              $2.31               120,000         $2.31
                           ==========                                                  =========

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: dividend yields ranging from 0% to 3.3%, expected volatility ranging from of 25% to 39%, risk-free interest rates ranging from 6.20% to 6.43%, and expected lives ranging from 5 to 10 years.

SIEBERT FINANCIAL CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
THREE MONTHS ENDED MARCH 31, 1998 AND 1997 AND YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995 (INFORMATION WITH RESPECT TO MARCH 31, 1998 AND THE THREE MONTH PERIODS ENDED MARCH 31, 1998 AND 1997 IS UNAUDITED)

NOTE I - OPTIONS  (CONTINUED)

The Company applies APB Opinion 25 and related Interpretations in accounting for its options. Accordingly, no compensation cost has been recognized for its stock option grants. The effect of applying SFAS No. 123 on 1997 pro forma net income is not necessarily representative of the effects on reported net income for future years due to, among other things, (1) the vesting period of stock options and (2) the fair value of additional stock options in future years. Had compensation costs for the Company's stock option grants been determined based on the fair value at the grant dates for awards, the Company's net income and earnings per share would have reduced to the pro forma amounts indicated below.

                                          Three Months Ended      Year Ended
                                            March 31, 1998     December 31, 1997
                                          ------------------   -----------------

    Net Income              As reported        $804,918            $2,618,101
                            Pro forma          $752,889            $2,397,101

    Net Income Per Share    As reported            $.04                  $.12
                            Pro forma              $.04                  $.11

NOTE J - RECENT ACCOUNTING PRONOUNCEMENTS

In June 1997, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" and No. 131, "Disclosure about Segments of an Enterprise and Related Information" effective for fiscal years beginning after December 15, 1997. The Company believes that the above pronouncements will not have a significant effect on its financial position or results of operations.

                                                                         ANNEX A

                                  ADVEST, INC.
                              One Rockefeller Plaza
                            New York, New York 10020
                               -------------------


                                                          ____________, 1998


Board of Directors
Siebert Financial Corp.
885 Third Avenue
New York, New York   10022


Members of the Board:

         We understand that Siebert Financial Corp. (the "Company") intends to distribute to holders of record of its common stock outstanding as of ________, 1998, transferable subscription rights to subscribe for and purchase 1,006,440 shares of common stock for a price of $________ per share (the "Proposed Transaction" or the "Rights Offering"). The terms and conditions of the Proposed Transaction are set forth in more detail in the Company's Registration Statement on Form S-1.

         Advest, Inc. ("Advest") has been requested by the Company to advise the Company generally with respect to the Rights Offering, as well as to render a written opinion to the Board that the Rights Offering is fair, from a financial point of view to the Company and its shareholders.

         In arriving at our opinion, we reviewed and analyzed: (1) the Registration Statement and such other publicly available information concerning the Company which we believe to be relevant to our inquiry, (2) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, (3) a trading history of the Company's common stock and a comparison of that trading history with those of other companies which we deemed relevant, (4) a comparison of the historical financial results and present financial condition of the Company with those of other companies which we deemed relevant, and (5) a comparison of the financial terms of the Rights Offering with the financial terms of certain other recent transactions which we deemed relevant.

         In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of management of the Company that they are not aware of any facts that would make such information inaccurate or misleading. Our opinion is necessarily based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

Board of Directors
Page 2

         Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Proposed Transaction is fair to the Company and its shareholders.

         We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee ($25,000 retainer fee paid by the Company upon signing an engagement letter with Advest and $45,000, payable by the Company, upon closing the Proposed Transaction) for the Proposed Transaction. In addition, the Company has agreed to indemnify us for certain liabilities which may arise out of the rendering of this opinion. We also have performed various investment banking services for the Company in the past (including a valuation analysis) and have received customary fees for such services.

         This opinion is solely for the use and benefit of the Board of Directors of the Company and shall not be disclosed publicly except it may be included as an exhibit to the Prospectus forming a part of the Registration Statement, or made available to, or relied upon by, any third party without our prior approval. This opinion is not intended to be and does not constitute a recommendation to any shareholder of the Company.


                                                           Very truly yours,


                                                           ADVEST, INC.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the expenses in connection with the sale of the Common Stock offered hereby, other than underwriting discounts and commissions. The amount of such expenses are as follows:


SEC registration fees...............................................$   4,462
NASDAQ listing fee..................................................    7,500
Printing and engraving expenses.....................................   18,000*
Legal fees and expenses.............................................   90,000*
Bankers Fees........................................................   70,000*
Information Agent...................................................   10,000*
Subscription and Transfer Agent.....................................   10,000*
Accounting fees and expenses........................................   15,000*
Blue Sky fees and expenses..........................................    5,000*
Miscellaneous.......................................................    5,038*
                                                                     ---------
Total................................................................$235,000*

*  Estimated

ITEM 16. EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES.

(a)  Exhibits:

Exhibit
Number   Description of Exhibit
------   ----------------------

2(a) Plan and Agreement of Merger between J. Michaels, Inc. ("JMI") and Muriel Siebert Capital Markets Group, Inc. ("MSCMG"), dated as of April 24, 1996 ("Merger Agreement") (incorporated by reference to Siebert Financial Corp.'s Form 10-K for the fiscal year ended December 31,
         1996)

2(b) Amendment No. 1 to Merger Agreement, dated as of June 28, 1996 (incorporated by reference to Siebert Financial Corp.'s Form 10-K for the fiscal year ended December 31, 1996)

2(c) Amendment No. 2 to Merger Agreement, dated as of September 30, 1996 (incorporated by reference to Siebert Financial Corp.'s Form 10-K for the fiscal year ended December 31, 1996)

2(d) Amendment No. 3 to Merger Agreement, dated as of November 7, 1996 (incorporated by reference to Siebert Financial Corp.'s Form 10-K for the fiscal year ended December 31, 1996)

3(a) Certificate of Incorporation of Siebert Financial Corp., formally known as J. Michaels, Inc., originally filed on April 9, 1934, as amended and restated to date (incorporated by reference to Siebert Financial Corp.'s Form 10-K for the fiscal year ended December 31, 1996)

3(b)     By-laws of Siebert Financial Corp.*

4        Form of Subscription Certificate

5 Opinion of Brown Raysman Millstein Felder & Steiner LLP as to the legality of the securities being registered

10(a) Siebert Financial Corp. 1997 Stock Option Plan (incorporated by reference to Siebert Financial Corp.'s Form 10-K for the fiscal year ended December 31, 1996)

10(b) LLC Operating Agreement, among Siebert, Brandford, Shank & Co., LLC, Muriel Siebert & Co., Inc., Napoleon Brandford III and Suzanne F. Shank, dated as of March 10, 1997 (incorporated by reference to Siebert Financial Corp.'s Form 10-K for the fiscal year ended December 31,
         1996)

10(c) Services Agreement, between Siebert, Brandford, Shank & Co., LLC and Muriel Siebert & Co., Inc., dated as of March 10, 1997 (incorporated by reference to Siebert Financial Corp.'s Form 10-K for the fiscal year ended December 31, 1996)

10(d) Siebert Financial Corp. 1998 Restricted Stock Award Plan (incorporated by reference to Siebert Financial Corp.'s Form 10-K for the fiscal year ended December 31, 1997)

21       List of Subsidiaries of Siebert Financial Corp.*

23(a)    Consent of Richard A. Eisner & Company, LLP

23(b) Consent of Brown Raysman Millstein Felder & Steiner LLP (included in their opinion set forth as Exhibit 5 to this Registration Statement)

24 Powers of Attorney of certain directors and officers of Siebert (included on page II-10 of the Registration Statement filed with the SEC on April 10, 1998)

99.1**   Form  of  Instructions  to  Shareholders  as  to  use  of  Subscription
         Certificates

99.2** Form of Notice of Guaranteed Delivery for Subscription Certificates and Important Tax Information (See exhibit 99.1)

99.3**   Form of Subscription Agency Agreement

99.4**   Form of Information Agent Agreement

99.5**   Form of Letter to Common Shareholders who are record holders

99.6** Form of Letter to Common Shareholders whose addresses are outside the United States

99.7**   Form of Letter to Common Shareholders who are beneficial holders

99.8** Form of Letter to Clients of Common Shareholders who are beneficial holders

99.9**   Form of Certification and Request for Additional Rights

99.10**  Form of Letter to Participants in the 1997 Stock Option Plan

99.11**  Form of Letter to Participants in the 1998 Restricted Stock Award Plan

-------------------
*        Previously filed.
**       To be filed by amendment.

(b)  Financial Statement Schedules:

         Schedules have been omitted because either they are not required or are not applicable or because the required information has been included elsewhere in the financial statements or notes thereto.


ITEM 17.  UNDERTAKINGS.

                                     * * * *

(d) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms offering from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Company has duly caused this Amendment No. 1 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 6th day of July, 1998.

                                          SIEBERT FINANCIAL CORP.


                                          By: /s/ Muriel F. Siebert
                                             -----------------------------------
                                                  Muriel F. Siebert
                                                  Chair and President

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement on Form S-1 has been signed below by the following persons, in the capacities indicated, on July 6, 1998.

              Name                                       Title
              ----                                       -----

/s/ Muriel F. Siebert                          Chair, President and Director
--------------------------------               (principal executive officer)
    Muriel F. Siebert

/s/ Nicholas P. Dermigny                       Executive Vice President, Chief
--------------------------------               Operating Officer and
    Nicholas P. Dermigny                       Director

/s/ Richard M. Feldman                         Executive Vice President and
--------------------------------               Chief Financial Officer and
    Richard M. Feldman                         Assistant Secretary (principal
                                               financial and accounting officer)

/s/ Patricia L. Francy                         Director
--------------------------------
    Patricia L. Francy

/s/ Jane H. Macon                              Director
--------------------------------
    Jane H. Macon

/s/ Monte E. Wetzler                           Director
--------------------------------
    Monte E. Wetzler

                             EXHIBIT INDEX

Exhibit
Number          Description of Exhibits                                    Page
------          -----------------------                                    ----

2(a)            Plan and Agreement of Merger between J. Michaels, Inc.
                ("JMI") and Muriel Siebert Capital Markets Group, Inc. ("MSCMG"), dated as of April 24, 1996 ("Merger
                Agreement") (incorporated by reference to Siebert Financial Corp.'s Form 10-K for the fiscal year ended December 31, 1996)

2(b) Amendment No. 1 to Merger Agreement, dated as of June 28, 1996 (incorporated by reference to Siebert Financial Corp.'s Form 10-K for the fiscal year ended December 31, 1996)

2(c)            Amendment  No.  2 to  Merger  Agreement,  dated  as of
                September 30, 1996 (incorporated by reference to Siebert Financial Corp.'s Form 10-K for the fiscal year ended December 31, 1996)

2(d) Amendment No. 3 to Merger Agreement, dated as of November 7, 1996 (incorporated by reference to Siebert Financial Corp.'s Form 10-K for the fiscal year ended December 31, 1996)

3(a) Certificate of Incorporation of Siebert Financial Corp., formally known as J. Michaels, Inc., originally filed on April 9, 1934, as amended and restated to date (incorporated by reference to Siebert Financial Corp.'s Form 10-K for the fiscal year ended December 31, 1996)

3(b)            By-laws of Siebert Financial Corp.*

4               Form of Subscription Certificate

5 Opinion of Brown Raysman Millstein Felder & Steiner LLP as to the legality of the securities being registered

10(a) Siebert Financial Corp. 1997 Stock Option Plan (incorporated by reference to Siebert Financial Corp.'s Form 10-K for the fiscal year ended December 31, 1996)

10(b) LLC Operating Agreement, among Siebert, Brandford, Shank & Co., LLC, Muriel Siebert & Co., Inc., Napoleon Brandford III and Suzanne F. Shank, dated as of March 10, 1997 (incorporated by reference to Siebert Financial Corp.'s Form 10-K for the fiscal year ended December 31, 1996)

10(c) Services Agreement, between Siebert, Brandford, Shank & Co., LLC and Muriel Siebert & Co., Inc., dated as of March 10, 1997 (incorporated by reference to Siebert Financial Corp.'s Form 10-K for the fiscal year ended December 31, 1996)

10(d) Siebert Financial Corp. 1998 Restricted Stock Award Plan (incorporated by reference to Siebert Financial Corp.'s Form 10-K for the fiscal year ended December 31, 1997)

21              List of Subsidiaries of Siebert Financial Corp.*

23(a)           Consent of Richard A. Eisner & Company, LLP

23(b) Consent of Brown Raysman Millstein Felder & Steiner LLP (included in their opinion set forth as Exhibit 5 to this Registration Statement)

24 Powers of Attorney of certain directors and officers of Siebert (included on page II-10 of the Registration Statement filed with the SEC on April 10, 1998)

99.1** Form of Instructions to Shareholders as to use of Subscription Certificates

99.2**          Form of Notice of Guaranteed Delivery for Subscription
                Certificates   and  Important  Tax  information   (See
                exhibit 99.1)

99.3**          Form of Subscription Agency Agreement

99.4**          Form of Information Agent Agreement

99.5** Form of Letter to Common Shareholders who are record holders

99.6** Form of Letter to Common Shareholders whose addresses are outside the United States

99.7**          Form  of  Letter  to  Common   Shareholders   who  are
                beneficial holders

99.8** Form of Letter to Clients of Common Shareholders who are beneficial holders

99.9**          Form of Certification and Request for Additional Rights

99.10**         Form of  Letter  to  Participants  in the  1997  Stock
                Option Plan

99.11**         Form of Letter to  Participants in the 1998 Restricted
                Stock Award Plan


-------------------
*        Previously filed.
**       To be filed by amendment.